UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Soliciting Material Pursuant to Section 240.14a-12

BOWNE & CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2008 PROXY STATEMENT

Bowne & Co., Inc.
55 Water Street
New York, New York 10041

David J. Shea Chairman and Chief Executive Officer

April 11, 2008

Dear Fellow Stockholder,

I am pleased to invite you to the Annual Meeting of Stockholders of Bowne & Co., Inc. on May 22, 2008. Our meeting will begin at 10:00 a.m. local time at the Company’s corporate headquarters, located at 55 Water Street in New York City. Since space is very limited, we are requiring an admission ticket and ask that you request one by following the procedure on page 3 of this booklet. The facility has handicap access and requires a picture identification in order to enter the building.

At this year’s Annual Meeting, we will draw upon the theme of our 2007 Annual Report — “One Bowne,” which illustrates our strategy for growth. We completed 2007 with strong financial results and a solid plan for the future. Clients for all of our services — from transactional services and corporate compliance, to investment management solutions and marketing and business communications — increasingly overlap. To better serve our clients and successfully grow our business, we are unifying our resources so that we can provide all Bowne services to all clients and prospects. We’ll share our vision and strategy for 2008 at our Annual Meeting.

This booklet tells you how you can participate in the Annual Meeting via internet, telephone or mail registration. If you are not able to attend in person, you may still join us through a live webcast of the proceedings. To participate in the webcast, you must register online by following the easy instructions we will post on our website, www.bowne.com, beginning on or about May 14, 2008. Stockholders may also view our proxy statement, our annual report to stockholders and our annual report on Form 10-K by visiting the Investor Relations section of our website (www.bowne.com). You may sign up for future internet distribution of these documents when you send your voting instructions for this Annual Meeting.

Your vote is important to Bowne, even if you cannot personally join us on May 22nd. Regardless of your plans to attend, we ask that you return your signed voting instructions by one of the three methods described above so that your Bowne shares will be represented.

Cordially,

Bowne & Co., Inc.
55 Water Street
New York, New York 10041
(212) 924-5500

NOTICE OF ANNUAL MEETING

Stockholders of Bowne & Co., Inc. will hold their Annual Meeting on Thursday, May 22, 2008, beginning at 10:00 A.M. (local time), at the Company’s offices at 55 Water Street, New York, New York. In order to attend the meeting in person, you must request a ticket of admission. A map of the area showing points of public transportation appears on the last page of this booklet.

The purpose of the Annual Meeting is to take action on two proposals:

Proposal One — To elect three nominees (Philip E. Kucera, H. Marshall Schwarz and David J. Shea) to serve on the Company’s Board of Directors for three-year terms.

Proposal Two — To approve the appointment of KPMG LLP as the Company auditors for the current fiscal year.

The Board of Directors recommends that you vote IN FAVOR OF both proposals.

The Company’s proxy statement for the Annual Meeting appears on the following pages. The proxy statement discusses the two proposals and contains other information about the Company. It also explains how you may vote at the meeting in person or by proxy, and how you may do so using the internet, the telephone or enclosed voting card. Stockholders may act on additional business if the action is proper under Delaware law.

Only stockholders listed on the Company’s records at the close of business on April 1, 2008 may vote directly. Those who hold Company shares in street name may vote through their brokers, banks or other nominees. This proxy statement, proxy card and voting instructions, along with our 2007 Annual Report and 2007 Form 10-K, are being distributed on or about April 11, 2008.

April 11, 2008
By order of the Board of Directors,

Senior Vice President, General Counsel
and Corporate Secretary

PROXY STATEMENT

Proposal One — Election of Three Directors	1

Proposal Two — Appointment of Auditors	2

Your vote at the Annual Meeting	3
Who may vote?	3
Tickets required	3
How to vote shares registered in your own name	3
How to vote shares held by a broker	4
How will the representatives vote for you?	4
How to revoke voting instructions	4
How do we count votes?	4
If you give no instructions	4
Who pays for this solicitation?	4
Other business at the meeting	5
About this proxy statement	5
Webcast of the meeting	5
Results of the voting	5

Information about the nominees and other directors	6

The Board and its Committees	9
The Board of Directors	9
How directors are chosen	9
Corporate Governance Information	9
Director Independence	9
Executive Certifications	10
Communications with the Board	10
Committees of the Board	10
Compensation and Management Development Committee interlocks and insider participation	11
Participation at meetings	11
Compensation of directors	11

Report of the Audit Committee	15
Audit Committee Pre-Approval Policies and Procedures	16
Audit Services and Fees	16

Ownership of the common stock	17
Securities ownership of certain beneficial owners	17
Stock ownership of management	18

Report of the Compensation and Management Development Committee	20

Compensation Discussion and Analysis	23
Executive Summary	23
Objectives of Bowne’s Executive Compensation Programs	23
Analysis of Bowne’s Executive Compensation Programs	24
Impact of Regulatory Requirements	29
Conclusions	30

Summary Compensation Table	31

2007 Options Exercised and Stock Vested	35

2007 Pension Benefits	36

2007 Non-qualified Deferred Compensation	38

Termination Protection Agreements	40
Potential Payments Upon Termination or Change in Control	41

Certain Relationships and Related Transactions	42

Other Information	42
Proposals and nominations by stockholders	42
Section 16(a) Beneficial Ownership Reporting Compliance	43
About Form 10-K	43

This proxy statement is issued in connection with the 2008 Annual Meeting of Stockholders scheduled for May 22, 2008. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 11, 2008.

The Board of Directors urges you to give instructions to the Company’s representatives to vote on your behalf at the Annual Meeting. If you cannot attend, or you do not wish to vote by a written ballot at the meeting, these Company representatives will act in your place as your proxies, and they will cast your vote in the way you tell them to. The following pages explain how you can give your voting instructions to the Company representatives either using the internet, over the telephone, or by mailing the printed voting instructions card you received.

Proposal One — Election of Three Directors

The Board of Directors proposes the following three nominees for election as directors of the Company, and recommends that you vote IN FAVOR OF all three:

Philip E. Kucera
H. Marshall Schwarz
David J. Shea

If you choose the Company representatives to cast your vote, they will vote in favor of the three nominees listed above, unless you tell them to do otherwise.

The election of each director requires a plurality of the votes cast at the Annual Meeting. A plurality is any number of shares, which is larger than the numbers cast for competing candidates. You may vote for any or all of the three nominees, but you may not cast more than one vote for any one nominee. For an explanation of how votes will be counted for this proposal, please see “How do we count votes?” on page 4. If a nominee becomes unable to serve before the meeting begins, the Company representatives may vote your Company shares in favor of a substitute nominee proposed by the Board of Directors.

The Company has three classes of directors with staggered terms of three years each so that the term of one class expires at each annual meeting. The Board of Directors has nominated Philip E. Kucera, H. Marshall Schwarz and David J. Shea to “Class III.” If they are elected, their terms will expire at the Company’s Annual Meeting in 2011. After the election of three directors at the meeting, there will be a total of 11 members on the Board of Directors of the Company, divided among the three classes. The Board of Directors has determined that nine of the current 11 board members, including one of the three nominees for election as directors, will be “independent” directors as defined by the rules of the New York Stock Exchange.

The three nominees already serve as directors of the Company. They have consented to their nomination and agree to continue to serve as directors if the stockholders reelect them at the meeting. On pages 6 to 8 you will find biographies of all the current directors including the three nominees, which we have highlighted. For each director we have included his or her age on the date of the meeting and principal occupation during the last five years. Additional information about the Board of Directors itself and its standing committees begins on page 9.

Proposal Two — Appointment of Auditors

The Board of Directors proposes and recommends that you vote IN FAVOR OF approving the appointment of KPMG LLP as auditors of the Company.

If you choose the Company representatives to cast your vote, they will vote in favor of approving the appointment of KPMG LLP as auditors of the Company, unless you tell them to do otherwise.

On March 6, 2008, the Board of Directors ratified the Audit Committee’s selection of the independent registered public accounting firm of KPMG LLP to be auditors of the Company for the current fiscal year ending December 31, 2008. KPMG LLP has served as the Company’s auditors since 1998, and is independent with respect to the Company and its subsidiaries. KPMG LLP audits the Company’s financial statements and provides other professional services requested by the Company from time to time. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP will also have an opportunity to respond to appropriate questions from stockholders at the Annual Meeting. The professional services provided by KPMG LLP and the aggregate fees for those services rendered during the years ended December 31, 2007 and 2006 were as follows:

Audit Fees.  The aggregate fees billed for audit services for the years ended December 31, 2007 and 2006 were $1,812,484 and $1,359,472, respectively. Audit services include the audit of the financial statements included in the Company’s annual reports on Form 10-K, the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of the Company’s foreign subsidiaries, and other services normally provided by the independent auditor in connection with statutory and regulatory filings. In addition, the aggregate fees billed for audit services for the year ended December 31, 2007 include $421,600 for additional services related to the completion of the 2006 audit of the Company’s financial statements, which were billed and paid during 2007.

Audit-Related Fees.  The aggregate fees billed for audit-related services in the years ended December 31, 2007 and 2006 were $116,975 and $236,920, respectively. Audit-related services include audits of the financial statements of the Company’s employee benefit plans, due diligence related to acquisition candidates and consultations concerning financial accounting and reporting standards.

Tax Fees.  The aggregate fees billed for tax compliance services in the years ended December 31, 2007 and 2006 were $53,484 and $267,352, respectively. Tax compliance services include the preparation and review of the Company’s domestic and international tax returns and assistance with tax audits. The aggregate fees billed for tax consulting and advisory services in the years ended December 31, 2007 and 2006 were $124,892 and $117,111, respectively. Tax consulting and advisory services include advice and planning related to state, local and foreign taxes.

All Other Fees.  There were no other services performed by KPMG LLP during the years ended December 31, 2007 and 2006 that were not included in the above categories.

Your vote at the Annual Meeting

Who may vote?  The record date for the Annual Meeting was April 1, 2008. This means you are entitled to vote if our records show you held one or more shares of Common Stock when business closed on that day. A total of 26,881,180 shares of Common Stock were outstanding and entitled to vote on the record date, and each share of Common Stock is entitled to one vote. The Company has no other voting securities. The voting instructions card enclosed with this booklet shows the number of shares of Common Stock you held on the record date, and you may cast that same number of votes. A list of all stockholders on the record date will be available for inspection at the Company’s executive offices ten days before the meeting.

We will not hold the meeting unless a quorum of the stockholders attend in person or appoint the Company representatives or other proxies to vote in their place. Stockholders entitled to vote just over half the number of shares of Common Stock outstanding on the record date (that is, at least 13,440,591 shares of Common Stock) will constitute the necessary quorum.

Tickets required.  Because seating will be limited at the Annual Meeting, a stockholder who wishes to attend in person must have a ticket of admission. Each stockholder may request one ticket either by mail addressed to the Corporate Secretary in care of Bowne & Co., Inc. at 55 Water Street, New York, New York 10041 or by e-mail to scott.spitzer@bowne.com. If you forget to bring your admission ticket, you can attend the Annual Meeting only if you are a stockholder on the Company’s records and offer satisfactory identification. If you hold your shares of Common Stock through a broker, bank or nominee, you will need a voting instructions card from your broker as proof of ownership.

How to vote shares registered in your own name.  If you owned one or more shares of Common Stock in your own name on the record date, then you are a holder of record and your shares of Common Stock are registered with the Company. This means you may use the voting instructions card enclosed with this booklet to tell the Company representatives how you want them to vote your shares of Common Stock. Be sure to sign, date and mail the card in the postage-paid envelope, which we sent with your card.

Alternatively, you may send your instructions by internet or by telephone in the United States or by internet if outside the United States, provided such instructions are received no later than the day prior to the day of the Annual Meeting. If you use the internet or telephone, the Company will confirm that we have received your instructions. Whether you use the internet or telephone, you will need the personalized control number we have printed on your voting card.

•	To vote by internet, go to this special address on the internet: http://www.eproxy.com/bne. After the prompt, enter the personalized control number from your voting card and then press “Enter.” Follow the on-screen instructions. When you finish, review your vote and print a copy for your records if you wish. If it is correct, click on “Submit” to register your vote.

•	To vote by telephone, call this toll-free number from any touch-tone telephone in the United States: 1-866-580-9477. After the prompt, enter the personalized control number from your voting card and then press the # sign. Follow the recorded audio instructions. When you finish, the recording will replay your vote for your review. If it is correct, register your vote at the audio prompt.

Participants in Bowne’s 401(k) Savings Plan on the record date will have the same choice of ways to vote. The Company’s annual report on Form 10-K describes that plan. If participants in Bowne’s 401(k) Savings Plan do not elect to vote by proxy, shares of Common Stock allocated to their Plan account will be voted by the Plan trustee as those shares of Common Stock held by the Plan for which the Plan trustee has received direction from Plan participants.

Stockholders who attend the Annual Meeting in person may vote by written ballot at that time. But even if you plan to attend, the Board still urges you to give your voting instructions to the Company representatives before the meeting in case your plans change. At the meeting you can change or revoke any instructions you gave previously.

How to vote shares held by a broker.  If a broker, bank or other nominee holds Common Stock for your benefit, and the shares are not in your own name on the Company’s records, then your shares are “in street name.” In that case, your broker, bank or other nominee will advise you how to vote. Bowne reimburses them for forwarding this booklet and other material to you. If you have not heard from the broker, bank or nominee who holds your stock in street name, please contact them as early as possible. If you attend the meeting in person and want to vote shares held for you in street name, you must bring a written form of proxy from your broker, bank or nominee. It must name you as the sole representative entitled to vote those shares. Be sure to give the form to the Corporate Secretary of the Company before voting starts.

How will the representatives vote for you?  Whether you mail your instructions or send them by internet or telephone, the Company representatives will vote your shares of Common Stock exactly as you tell them to. If you do not indicate how you want your shares of Common Stock voted, the Company representative will vote in the way the Company’s Board of Directors recommends. If there is an interruption or adjournment of the meeting before we complete the agenda, the Company representatives may still vote your shares of Common Stock when the meeting resumes. If a broker, bank or other nominee holds your shares of Common Stock in street name, they will normally ask for your instructions and vote your shares of Common Stock accordingly. If you give instructions to a broker, bank or nominee, they will tell the Company representatives to vote in the way you instruct.

How to revoke voting instructions.  You may change or revoke your voting instructions at any time before the stockholders vote at the Annual Meeting. To revoke or change voting instructions you have given, you must tell the Corporate Secretary of the Company in writing before the stockholders vote. If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy. Of course, you may come to the Annual Meeting in person and vote your shares of Common Stock by written ballot at that time. If you want to vote in person, be sure to revoke in writing any voting instructions you gave before the meeting begins.

How do we count votes?  Voting at the Annual Meeting will be confidential. The Bank of New York, the Company’s registrar and transfer agent, will count all the votes. Whether you choose the Company representatives to vote for you or you attend the meeting in person, your shares of Common Stock will count in determining whether we have the necessary quorum, even if you decide to abstain from voting or to vote against one or both of the proposals. Likewise, shares of Common Stock represented at the meeting by a broker, bank or other nominee will be counted in determining whether there is a quorum, regardless of whether you vote or abstain. But if a stockholder fails to vote or chooses to abstain from voting, his or her shares of Common Stock will not count as votes for or against the proposals. This means that the unvoted shares of Common Stock will not affect the outcome of the voting.

If you give no instructions.  The New York Stock Exchange has determined that the proposal to elect directors is “routine” under the applicable rules. This means that brokers, banks and other nominees will be able to vote shares of Common Stock they hold for you in street name even if you have not given instructions on the proposal. On the tenth day before the meeting, unless you have specified otherwise, your broker, bank or nominee will then direct the Company representatives to vote your shares in favor of electing the three nominees. Accordingly, the Board of Directors urge you to give instructions to your broker, bank or nominee on a timely basis.

Who pays for this solicitation?  The Company will pay the cost of solicitating your voting instructions. Employees and agents of the Company may solicit by personal interview or by any other means of communication including mail, fax, e-mail and telephone. These persons do not receive additional compensation for these services. The Company reimburses brokers, banks and other nominees for expenses they incur in forwarding copies of this booklet and other Company material to stockholders and in gathering their voting instructions. The Company has retained the proxy-soliciting firm of D. F. King & Co., Inc. to assist in this solicitation for a fee that will not exceed $13,000, plus out-of-pocket expenses.

Other business at the meeting.  The Company does not know of any business to be presented at the Annual Meeting besides the proposals to elect three directors and to approve the appointment of KPMG LLP to be auditors of the Company for the fiscal year ending December 31, 2008. If other business comes before the meeting and is proper under Delaware law, the Company representatives will use their discretion in casting all the votes they are entitled to cast, except those votes for which they have contrary written instructions.

About this proxy statement.  The Company’s management prepared this booklet and began sending it to stockholders on or about April 11, 2008. In addition, the proxy statement, annual report and Form 10-K are available on the Company’s website (www.bowne.com).

When you give us your voting instructions, you may also indicate whether you want to receive Company materials by means of the internet in the future. Until the Company notifies you otherwise, enrolling to receive your documents by means of the internet will not remove your name from our regular mailing lists.

Some words have special meanings when we use them in this booklet. The terms “Company” and “Bowne,” as well as the words “we,” “us” and “our,” refer to Bowne & Co., Inc., a Delaware corporation.

The Company representatives are the two people (David J. Shea and Scott L. Spitzer) chosen to vote in your place as your proxies at the Annual Meeting, or anyone else they choose to be their substitutes. We refer to the New York Stock Exchange as the “Exchange.” Finally, the terms “common stock,” “stock” and “shares” all mean the Company’s Common Stock, par value $.01 per share, which trades on the Exchange.

Webcast of the meeting.  Stockholders who are unable to attend the meeting in person may follow it live on the internet. Beginning on or about May 14, 2008, the Company intends to post information on our website (www.bowne.com) about how this webcast will work. To follow the meeting live on the internet, stockholders must register electronically before the meeting begins by following the on-line instructions.

Results of the voting.  After the Annual Meeting, the results of the voting will be available on our website (www.bowne.com), together with a transcript of the meeting and an archive copy of the webcast.

Information about the nominees and other directors

Carl J. Crosetto (Age 59)
Managing Director of GSC Group. Mr. Crosetto was President of the Company from December 2000 to December 2003. Previously he was Executive Vice President of the Company from December 1998, Senior Vice President of the Company from May 1998, and formerly President of a Company subsidiary, Bowne International L.L.C. He is also a director of Speedflex Asia Ltd. He was first elected to the Company’s Board of Directors in 2000 and is a Class II director. His term will expire in 2010.

Douglas B. Fox (Age 60)
Management Consultant and private investor. Mr. Fox is President and Chief Executive Officer of Renaissance Brands Ltd. and a director of Hunter Fan Company, Focus Vision, Inc., The Vitamin Shoppe, Microban International, Totes International, Inc., Young America, Inc. and PrecisionIR group. Previously he was Senior Vice President of Marketing and Strategy, Compaq Computer Corporation and Chief Marketing Officer and Senior Vice President of Marketing, International Paper Co. He was first elected to the Company’s Board of Directors in 2001 and is a Class II director. His term will expire in 2010.

Marcia J. Hooper (Age 53)
Management consultant and private investor, President of HooperLewis, LLC. General Partner of Castile Ventures from 2002 to 2007. Previously, she was a partner of Advent International from 1996 to 2002, general partner of Viking Capital from 1994 to 1996, general partner of Ampersand Ventures/Paine Webber Ventures from 1985 to 1993, and a regional marketing support representative for IBM Corporation from 1979 to 1983. Ms. Hooper also currently serves as a director of Enterprise Vista System and Isis Biopolymer. She sits on the Advisory Board of Gridley & Company and New Zealand Trade and Enterprise. She serves in a number of advisory and fundraising capacities for Brown University. She was first elected to the Company’s Board of Directors in 2006 and is a Class I director. Her term will expire in 2010.

Philip E. Kucera (Age 66)
Retired as Chairman and Chief Executive Officer of the Company on December 31, 2006 after serving as Chairman and Chief Executive Officer and a director from May 2005 to his retirement. Mr. Kucera served as Chief Executive Officer and a director from October 2004 to May 2005. He served as Interim Chief Executive Officer and a director of the Company from May 2004 to October 2004. Mr. Kucera served as the Company’s Senior Vice President and General Counsel from November 1998 to May 2004. Prior to joining Bowne, he was Deputy General Counsel and Assistant Secretary for The Times Mirror Company, where he served in various positions for 26 years. Mr. Kucera also serves as an Advisory Board Member of Design2Launch. He was first elected to the Company’s Board of Directors in 2004 and is a Class III director. If reelected, his term will expire in 2011.

Stephen V. Murphy (Age 62)
President of S.V. Murphy Co., Inc. Previously, he served as Managing Director in the Investment Banking Department of Merrill Lynch Capital Markets and for The First Boston Corporation in a number of positions, including Managing Director in its Corporate Finance Department. Mr. Murphy also serves as a director of The First of Long Island Corporation, The First National Bank of Long Island, Excelsior Venture Partners, Excelsior Directional Hedge Fund of Funds, Inc., Holborn Corporation, Abilities!, Peoples’ Symphony Concerts, and Locust Valley Cemetery Association. He was first elected to the Company’s Board of Directors in 2006 and is a Class I director. His term will expire in 2009.

Gloria M. Portela (Age 54)
Attorney and mediator. Senior Counsel of Seyfarth Shaw LLP since January 2003. Previously Ms. Portela was a Partner of Seyfarth Shaw from 1994. She is also Chair of the Board of Directors of the University of St. Thomas and a director and governor of the Houston Grand Opera. She was first elected to the Company’s Board of Directors in 2002 and is a Class I director. Her term will expire in 2009.

H. Marshall Schwarz (Age 71)
Retired Chairman of the Board and CEO of U.S. Trust Corporation. Mr. Schwarz, who is Chairman of the Company’s Executive Committee, also serves as a director of the Atlantic Mutual Companies. He was first elected to the Company’s Board of Directors in 1986. He is a Class III director and serves as Presiding Director. If reelected, his term will expire in 2011. (Note 1)

David J. Shea (Age 52)
Chairman and Chief Executive Officer of the Company since November 19, 2007. Previously, Mr. Shea was Chairman, Chief Executive Officer and President of the Company from December 31, 2006 to November 19, 2007. He also served as President and Chief Operating Officer and a director of the Company since October 2004 and President and a director of the Company from August 2004. Mr. Shea formerly served as Senior Vice President of the Company and Senior Vice President and Chief Executive Officer, Bowne Business Solutions and Bowne Enterprise Solutions from November 2003. He joined the Company in July 1998 as Executive Vice President of Bowne Business Solutions. He was first elected to the Company’s Board of Directors in 2004 and is a Class III director. If reelected, his term will expire in 2011.

Lisa A. Stanley (Age 52)
Financial planning consultant. Ms. Stanley is also a Trustee and Vice President of Town Creek Foundation, Inc. She was first elected to the Company’s Board of Directors in 1998 and is a Class II director. Her term will expire in 2010.

Vincent Tese (Age 65)
Cable television owner and operator. Mr. Tese is also a director of The Bear Stearns Companies, Inc., Custodial Trust Company, Cablevision, Inc., Mack-Cali Realty Corp., IntercontinentalExchange, Inc., NRDC Acquisition Corp., Cabrini Mission Society, Catholic Guardian Society, Municipal Art Society, New York Presbyterian Hospital, and the New York University School of Law. He was first elected to the Company’s Board of Directors in 1996 and is a Class I director. His term will expire in 2009.

Richard R. West (Age 70)
Consultant. Dean Emeritus, Stern School of Business, New York University. Mr. West is also a trustee or director of Vornado Realty Trust, Alexander’s Inc., and several investment companies advised by BlackRock Advisors or its affiliates. He was first elected to the Company’s Board of Directors in 1994 and is a Class I director. His term will expire in 2009.

Note:

1)	In 2008, the Board amended its board of director retirement policy to provide that a person may not be nominated or elected to the Board after he or she has attained the age of seventy-two, provided that a person who attains the age of seventy-two during their term of office as a director may continue to serve the remainder of their then current term of office. Mr. Schwarz will observe his seventy-second birthday in 2008 after the Annual Meeting of Stockholders and, in accordance with the policy if he is reelected as a director, is eligible to serve as a director for the remainder of this three year term.

The Board and its Committees

The Board of Directors.  Periodically throughout the year, the Board of Directors and its standing committees meet to direct and oversee management of the Company. The Board of Directors held seven meetings during 2007. In addition, the committees of the Board met a total of 25 times and took action without formal meetings by written consents when appropriate. Board members also share information and exchange views with the Chairman and with each other informally and in executive sessions of non-management directors and separate executive sessions of independent directors following Board meetings on matters that concern the Company and its stockholders. Mr. Schwarz, the Company’s Presiding Director, chairs these executive sessions.

How directors are chosen.  The Nominating and Corporate Governance Committee (the “Committee”) is responsible for assisting the Board in identifying individuals qualified to become Board members and recommending director nominees to the Board for each annual meeting of stockholders. It is the Committee’s policy to consider candidates recommended by stockholders (see the description of the procedure under the heading “Communications with the Board” on page 10), Company management, other Board members or any interested person. The same criteria the Committee uses for evaluating director nominees will be used to evaluate candidates recommended by stockholders. The Committee considers the qualifications of candidates based upon its charter and the Company’s corporate governance guidelines. The Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who would be most effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the stockholders. The Committee has authority to retain search firms to assist in identifying and evaluating director candidates and to approve fees and retention terms for such advisors, but has not done so in connection with the selection of the three nominees for election as director listed on pages 7 to 8. The Committee did not receive any recommendations for nominees from a shareholder or group of shareholders that beneficially owned more than 5% of the Company’s common stock for at least one year. The Committee recommended the three nominees for election as directors. Stockholders may also nominate Board candidates at the Annual Meeting, and we have described the procedure for this, with the advance notice required, under the heading “Proposals and nominations by stockholders” on page 42.

Corporate Governance Information.  The Company’s corporate governance guidelines, the charters of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation and Management Development Committee, the Company’s Code of Ethics and the Related Party Transactions Policy are available on the Company’s website (www.bowne.com) and in print to any shareholder or other person upon request. Requests should be sent to Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary, Bowne & Co., Inc., 55 Water Street, New York, New York 10041.

Director Independence.  It is the Board of Directors’ objective that at least a majority of the Board of Directors should consist of independent directors. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors maintains categorical standards to assist it in determining director independence, which are consistent with the Exchange listing rules. The categorical standards are part of our corporate governance guidelines and are set forth on the Company’s website (www.bowne.com). In evaluating director independence, the Board considered the following: Mr. Shea is currently an executive of the Company; Mr. Kucera is formerly an executive of the Company; and Mr. Crosetto is formerly an executive of the Company and is currently a consultant to the

Company (see the description of the consulting agreement with Mr. Crosetto on page 12). The Board of Directors has determined that the following eight directors satisfy the Exchange’s independence requirements and Bowne’s categorical standards as described above: Mr. Fox, Ms. Hooper, Mr. Murphy, Ms. Portela, Mr. Schwarz, Ms. Stanley, Mr. Tese and Mr. West.

Executive Certifications.  The Company has submitted to the Exchange the annual Chief Executive Officer certification required by the rules of the Exchange. The Company also submitted to the Securities and Exchange Commission the certifications required under Section 302 and 906 of the Sarbanes-Oxley Act as exhibits to its quarterly reports on Form 10-Q and Annual Report on Form 10-K for fiscal 2007.

Communications with the Board.  Interested parties who want to communicate with the Chairman, the Presiding Director, or with the non-management directors as a group, or a stockholder who wants to communicate with the Board of Directors, individual Board members or a board committee including the Nominating and Corporate Governance Committee to recommend a candidate, should address their communications to the Board of Directors, the Board members or the Board committee, as the case may be, and send them c/o Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary, Bowne & Co. Inc., 55 Water Street, New York, New York 10041. The Corporate Secretary will forward all such communications directly to such Board members. If the communication is a stockholder recommendation for Board of Directors membership, it must be in writing and must identify the proposer. It must also be accompanied by detailed information about the proposed nominee and that person’s consent to have his or her name put in nomination and agreement to serve, if elected. It must also be received in a timely manner and otherwise comply with the Company’s By-Laws. See the description of the procedure under the heading “Proposals and nominations by stockholders” on page 42.

Committees of the Board.  The Board of Directors has four standing committees. The principal functions and current membership of each committee is as follows:

•	Executive Committee. The Executive Committee has many of the powers of the full Board of Directors in directing management of the Company and may exercise those powers between regular Board meetings. However, this committee may not amend the Company’s By-laws, fill vacancies on the Board of Directors, make other fundamental corporate changes or take actions which require a vote of the full Board of Directors under Delaware law or the Company’s charter or By-laws. The current members of the Executive Committee all of whom, with the exception of Mr. Shea, the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange, are Mr. Schwarz (chairman), Mr. Shea, Ms. Stanley, Mr. Tese and Mr. West. In 2007, this committee met five times and took action two times by written consents in lieu of meetings.

•	Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee assists the full Board of Directors in identifying qualified individuals to become Board members. It also assists the full Board of Directors in determining the composition of the Board committees, monitoring the process to assess Board of Directors effectiveness and developing and implementing the Company’s corporate governance guidelines. All members of the Committee are required to be “independent” directors as determined by the rules of the Exchange and, unless the Board of Directors otherwise determines, the Committee shall be composed of the “independent” directors of the Executive Committee. The current members of the Nominating and Corporate Governance Committee, all of whom the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange, are Mr. Schwarz

(chairman), Ms. Stanley, Mr. Tese and Mr. West. The Committee met four times in 2007.

•	Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the financial reporting and the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of the Company’s internal audit function and the independent auditor. In connection with the performance of these functions, the Audit Committee recommends independent registered public accountants to serve as the Company’s auditors and reviews the Company’s annual report on Form 10-K with the auditors. Together with the Company’s Chief Financial Officer, the Committee reviews the scope and the results of the annual audit, as well as the auditors’ fees and other activities they perform for the Company. The Audit Committee also oversees internal controls and looks into other accounting matters if the need arises. The current members of the Audit Committee are Mr. Murphy (chairman), Mr. Fox, Ms. Hooper, and Ms. Stanley, all of whom the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange and rules promulgated by the Securities and Exchange Commission in effect on the date this proxy statement is first mailed to stockholders. The Committee met four times in 2007. The Board of Directors has determined that Mr. Fox, Ms. Hooper and Mr. Murphy are “audit committee financial experts” as that term is defined in Securities and Exchange Commission rules.

•	Compensation and Management Development Committee. The Compensation and Management Development Committee assists the Board of Directors in carrying out its responsibility with respect to the Company’s compensation, benefit and perquisite programs, executive succession planning and management development. In connection with the performance of these functions, the Committee reviews base salaries and incentive compensation for officers of the Company and other members of senior management. This Committee administers compensation programs, which involve present or deferred awards of the common stock, as well as those calling for cash payments. The Committee oversees management development and continuity programs. The Committee also reviews any newly proposed compensation plans, while overseeing the administration of existing retirement, 401(k), profit-sharing and other benefits plans for the Company’s employees. Before significant changes affecting employees go into effect, the Committee normally asks the full Board of Directors to approve those changes. The current members of the Committee, all of whom the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange, are Mr. Tese (chairman), Ms. Portela and Mr. Schwarz. The Committee met five times in 2007.

Compensation and Management Development Committee interlocks and insider participation.  No member of the Compensation and Management Development Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007 or was formerly an officer of the Company or any of its subsidiaries.

Participation at meetings.  During fiscal year 2007 each member of the Board of Directors participated in at least 75% of the Board of Director and committee meetings which he or she was entitled to attend. The Company’s corporate governance guidelines state that directors are expected to attend the Annual Meeting of Stockholders. All of the directors attended the previous year’s Annual Meeting of Stockholders.

Compensation of directors.  Directors who are employees of the Company (currently, Mr. Shea) receive no fees for Board and committee service. Except as described below with respect to Mr. Crosetto, each non-employee director received during 2007 an $85,000 annual retainer payable in quarterly installments following each fiscal quarter. The Presiding Director receives an additional annual retainer of $25,000 payable in quarterly installments following each fiscal quarter. Non-employee members of the Audit Committee receive an additional retainer of $10,000 per year, or $20,000 in the case of the chairman of that committee. Non-employee members of the Executive Committee receive an additional retainer of $8,000 per year, or $16,000 in the case of the chairman of that committee. The members of the Nominating and Corporate Governance Committee as well as the non-employee members of the Compensation and Management Development Committee receive an additional retainer of $5,000 per year, or $10,000 in the case of the chairman of the committee. Directors who are not employees also receive a fee of $1,000 for each Board meeting attended. When directors take action by written consent without a formal meeting, they receive no compensation for that service.

In connection with Mr. Crosetto’s retirement as an executive of the Company in 2003, the Company signed a two-year consulting agreement with Mr. Crosetto. The consulting agreement was renewed in 2005 for one year ending December 31, 2006 and again in 2006 for a two-year term ending December 31, 2008. Pursuant to the renewed consulting agreement, Mr. Crosetto continues as a member of the Board and provides the Company and its affiliates with assistance in sales and marketing and with certain other projects. In consideration of these services and non-competition provisions, Mr. Crosetto receives $255,000 in annual consulting fees and reimbursement for reasonable business-related expenses. The consulting agreement also provides that the consulting fees are in lieu of Board retainers and fees.

The Company encourages its Board members to hold substantial equity interests by requiring each director to defer at least $50,000 of the annual Board of Directors retainer and by permitting each director, on an annual basis, to elect voluntary deferral of some or all of the remaining fees and retainers. Directors may choose either non-qualified stock options or Deferred Stock Units (“DSUs”) in place of cash, as long as they notify the Company of their choice before the year begins. For 2007, five of the directors made voluntary deferrals of some or all of their compensation. The Stock Plan for Directors governs these tax-free deferrals of compensation.

DSUs represent the right to receive a like number of shares of common stock at a future date, subject to distribution rules. They earn the equivalent of the Company’s cash dividends, which are converted into more DSUs, but they do not confer voting rights. The Company further encourages deferral by adding a 20% match to any Board of Directors and committee compensation that a director voluntarily defers, but not that portion of the annual Board of Directors retainer which he or she must defer. The fair market value of the Company’s Common Stock based on the average of high and low stock prices on the day before and the two days following the quarterly earnings call with investors is the value the Company uses in converting Board of Directors compensation for retainer payments or attendance fees earned during a calendar quarter into DSUs. When a non-employee director retires from the Board of Directors, the Company will issue him or her shares from the corporate treasury equal in number to the DSUs accrued through the retirement date. The Company normally distributes these shares in two installments within fifteen months following the director’s retirement.

A director may choose to convert Board of Director compensation into stock options, rather than receiving it as cash or DSUs. In that case, the fair market value of the Company’s common stock based on the average of high and low stock prices on the day before and the two days following the quarterly earnings call with investors will determine the value the Company uses for the conversion. The dollar figure to which the Company applies this conversion value will be three times the amount of compensation the director wants to defer, after adding the Company’s 20% match mentioned earlier, to the extent that a particular deferral is voluntary. The Company believes that multiplication by three adjusts appropriately for the difference in the value of a stock option and a DSU. The Company will then formally grant the resulting number of options to the director as of the last trading day of each quarter. These options, subject to a one year vesting requirement, become exercisable on the first anniversary of the formal grant, and expire on the tenth anniversary. If the director exercises his or her options by paying the fixed exercise price, the Company will issue the resulting shares of Common Stock.

As a further measure to increase equity participation by the Board of Directors and better align the directors’ interests with those of other stockholders, a new non-employee director who joins the Board of Directors receives an award of DSUs equivalent in market value to $30,000 for Board membership. This one-time award will vest over the director’s first four years of Board service, and the Company will then issue the corresponding common stock when the director retires from Board service.

The Company has stock ownership guidelines that are designed to increase linkage between shareholders and non-employee directors, as well as senior executives, through an expected level of ownership and retention of stock within five years. Shares credited toward meeting the ownership guidelines include all shares of Common Stock owned outright shares held in the benefit plans on behalf of the executives, vested and non-vested restricted stock units (RSUs) and vested and non-vested DSUs and exclude stock option grants.

The Company also reimburses reasonable travel expenses, which its directors incur in attending Board of Directors and committee meetings and fees and expenses in connection with director continuing education.

2007 Director Compensation Table
					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in		Option	Incentive Plan	Compensation	All Other
	Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	a(1)	b(2)	c(3)	d(4)	e(4)	f	g
Carl J. Crosetto	$0	$0	$0	$0	$0	$255,000(5)	$255,000
Douglas B. Fox	$54,167	$92,000	$0	$0	$0		$146,167
Marcia J. Hooper	$47,833	$94,567	$0	$0	$0		$142,400
Philip E. Kucera	$42,000	$85,000	$0	$0	$0		$127,000
Stephen V. Murphy	$57,833	$85,000	$0	$0	$0		$142,833
Gloria M. Portela	$47,000	$85,000	$0	$0	$0		$132,000
H. Marshall Schwarz	$98,000	$104,600	$0	$0	$0		$202,600
Wendell M. Smith	$25,500	$42,500	$0	$0	$0		$68,000
Lisa A. Stanley	$65,000	$85,000	$0	$0	$0		$150,000
Vincent Tese	$63,000	$97,600	$0	$0	$0		$160,600
Richard R. West	$55,000	$98,360	$0	$0	$0		$153,360

1)	This column includes annual retainers, committee retainers, and Board meeting fees paid in cash or voluntarily deferred into DSUs or stock options. The amounts voluntarily deferred are as follows: Mr. Fox, $8,750; Mr. Schwarz, $98,000; Mr. Tese, $63,000; and Mr. West, $55,000. Ms. Hooper elected to receive her fee in options. The amount voluntarily deferred for Ms. Hooper is: $47,833. All other amounts not referenced above in this footnote were paid out in cash.

2)	This column reflects the compensation expense of the portion of the annual retainer that is required to be deferred into DSUs or stock options, as well as the Company’s 20% match on all DSUs and stock options voluntarily deferred that has been recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Financial Accounting Standard 123(R) (“FAS 123(R)”). There are no vesting requirements for DSUs and there is a one year vesting period for stock options. In accordance with FAS 123(R), the full grant date fair value of awards made in 2007 has been recognized as compensation expense in 2007.

3)	No stock options were granted to directors during the fiscal year ended December 31, 2007.

4)	These columns were intentionally left blank. The Board of Directors does not receive non-equity incentive plan compensation, pension, or nonqualified deferred compensation.

5)	Mr. Crosetto received an annual consulting fee of $255,000, in lieu of Board of Director retainers and fees, as explained on page 12.

		Number of
		Securities Underlying
	Number	Unexercised Options
	of DSUs at Last	Exercisable at Last
	Fiscal Year End(1)	Fiscal Year End(2)

Carl J. Crosetto	0	80,000
Douglas B. Fox	24,524	42,572
Marcia J. Hooper	2,782	27,129
Philip E. Kucera	5,258	137,250
Stephen V. Murphy	10,939	0
Gloria M. Portela	32,967	27,129
H. Marshall Schwarz	59,115	80,020
Lisa A. Stanley	30,607	26,500
Vincent Tese	38,714	85,786
Richard R. West	52,367	51,819

1)	This column represents the total number of DSUs held by each director at the end of the fiscal year. Included in these figures are DSUs for compensation that were either required to be deferred or were voluntarily deferred in 2007, the values of which are reported in the Directors of Compensation table above.

2)	This column represents the total number of stock options held by each director at the end of the fiscal year.

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibility to relevant constituencies, including stockholders and potential stockholders of the Company, regarding internal controls, corporate accounting practices, reporting practices, and the quality and integrity of the financial reports of the Company. The Committee also maintains free and open communication among the Board, the Company’s financial management, including its Chief Financial Officer and its Director of Internal Audit, other Company executives, including its General Counsel, and its independent registered public accountants, KPMG LLP (the “auditors”). Company management has primary responsibility for the financial statements, internal control over financial reporting, and for the Company’s compliance with legal and regulatory requirements. The Company’s auditors are responsible for expressing an opinion on conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States, and annually auditing the effectiveness of internal control over financial reporting. It is the Committee’s responsibility to monitor and oversee the performance of these responsibilities and to report to the full Board of Directors.

Our Board of Directors has determined that each member of the Committee is an “independent director” as defined in the Listing Standards of the Exchange and the Company’s corporate governance standards. In addition, our Board of Directors has determined that Stephen V. Murphy, Douglas B. Fox and Marcia J. Hooper are “audit committee financial experts”, as defined by Securities and Exchange Commission rules.

The Committee reviewed and discussed the audited financial statements for fiscal 2007 with the Company’s auditors, with management, and with the entire Board of Directors. The Committee also examined with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committee,” as amended). In addition, the Committee has received from the auditors the letter and written disclosures respecting fiscal 2007, which are required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and has discussed with them their independence from the Company and its management. Furthermore, the Committee considered and determined that the auditors’ non-audit services to the Company were consistent with the guidelines established to ensure auditor independence.

Based upon our reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board agreed, that the audited financial statements for fiscal 2007 be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

This report by the Committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

The undersigned, being all the members of the Audit Committee, submit this report to the Company’s stockholders.

Stephen V. Murphy, Chairman
Douglas B. Fox
Marcia J. Hooper
Lisa A. Stanley

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee, who is an independent director, has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors if the fees for the service are estimated to be less than $50,000, unless the cumulative amount of fees for previously approved services exceeds 30% of the projected annual audit service fees, in which case pre-approval by the entire Audit Committee is required. Each quarter, the Audit Committee reviews the services provided by the independent auditor during the previous quarter as well as the services that were pre-approved by the Chairman of the Audit Committee during the quarter. All services provided by the Company’s independent auditor in 2007 and 2006 were pre-approved by the Audit Committee or its chairman in accordance with the Company’s policy.

AUDIT SERVICES AND FEES

The professional services provided by KPMG LLP and the aggregate fees for those services rendered during the years ended December 31, 2007 and 2006 were as follows:

Audit Fees.  The aggregate fees billed for audit services for the years ended December 31, 2007 and 2006 were $1,812,484 and $1,359,472, respectively. Audit services include the audit of the financial statements included in the Company’s annual reports on Form 10-K, the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of the Company’s foreign subsidiaries, and other services normally provided by the independent auditor in connection with statutory and regulatory filings. In addition, the aggregate fees billed for audit services for the year ended December 31, 2007 include $421,600 for additional services related to the completion of the 2006 audit of the Company’s financial statements, which were billed and paid during 2007.

Audit-Related Fees.  The aggregate fees billed for audit-related services in the years ended December 31, 2007 and 2006 were $116,975 and $236,920, respectively. Audit-related services include audits of the financial statements of the Company’s employee benefit plans, due diligence related to acquisition candidates and consultations concerning financial accounting and reporting standards.

Tax Fees.  The aggregate fees billed for tax compliance services in the years ended December 31, 2007 and 2006 were $53,484 and $267,352, respectively. Tax compliance services include the preparation and review of the Company’s domestic and international tax returns and assistance with tax audits. The aggregate fees billed for tax consulting and advisory services in the years ended December 31, 2007 and 2006 were $124,892 and $117,111, respectively. Tax consulting and advisory services include advice and planning related to state, local and foreign taxes.

All Other Fees.  There were no other services performed by KPMG LLP during the years ended December 31, 2007 and 2006 that were not included in the above categories.

Ownership of the common stock

Securities ownership of certain beneficial owners.  The Company does not know of any individual who is the beneficial owner of more than 5% of the Company’s Common Stock that was outstanding on the record date for the Annual Meeting. The only institutional investors known to have held more than 5% of the Company’s Common Stock on that date are set forth in the following table which shows each firm’s percentage of shares actually outstanding on the record date. We took this information from the most recent reports on Schedule 13G, as filed for each such firm with the Securities and Exchange Commission before the record date for the Annual Meeting.

		Amount of		Nature of
		beneficial	Percent of	beneficial
Stockholder	Address	ownership	outstanding	ownership
Wellington Management Company, LLP(1)	75 State Street Boston, MA 02109	3,713,053	13.8%	shared voting and dispositive power

Dimensional Fund Advisors Inc.(2)	1299 Ocean Avenue Santa Monica, CA 90401	2,398,312	8.9%	sole voting and dispositive power

Barclays Global Fund Advisors(3)	45 Fremont Street San Francisco, CA 94105	2,381,247	8.9%	sole voting and dispositive power

Notes:

1)	Wellington Management Company, LLP (“Wellington”) is an investment advisor. The clients of Wellington have the right to receive or the power to direct the receipt of dividends, or the proceeds from the sale of the Company’s Common Stock.

2)	Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor and serves as an investment manager of certain funds. The number shown in the Amount of beneficial ownership column represents the total number of shares of the Company’s Common Stock owned by such funds.

3)	Barclays Global Fund Advisors (“Barclays”) is an investment advisor. The clients of Barclays and its affiliates have the right to receive or the power to direct the receipt of dividends, or the proceeds from the sale of the Company’s Common Stock.

Stock ownership of management.  The following table shows the number of beneficial owners of the Company’s common stock for each member of the Board of Directors, including the three current nominees for election to the Board, as of the record date for the Annual Meeting. The table also shows the beneficial ownership of the Company’s Named Executive Officers (defined on page 31) on the record date. The table also includes the aggregate number of shares owned beneficially, as a group, by 19 directors and corporate officers. The following table assumes that an individual beneficially owns any shares which he or she may acquire by exercising options which are exercisable within 60 days after the record date, by converting stock equivalents or by withdrawing from an employee benefits plan, even if that individual has not yet made the exercise, conversion or withdrawal of the stock.

Except for David J. Shea who owns 1.9%, no individual listed in the following table beneficially owned more than 1% of the common stock outstanding on the record date (including for this purpose shares subject to stock options which will become exercisable within 60 days after the record date). The number of shares listed in the following table as beneficially owned for all directors and officers as a group is 8.8% of the common stock outstanding on the record date.

Beneficial Ownership(1)
Name or group
Carl C. Crosetto	113,524	(2)
Susan W. Cummiskey	227,272	(3)
Douglas B. Fox	67,096	(4)
Philip E. Kucera	226,753	(5)
Marcia J. Hooper	9,491	(6)
Stephen V. Murphy	10,939	(7)
William P. Penders	134,937	(8)
Gloria M. Portela	60,096	(9)
H. Marshall Schwarz	144,135	(10)
David J. Shea	500,830	(11)
Scott L. Spitzer	98,060	(12)
Lisa A. Stanley	247,129	(13)
Vincent Tese	124,500	(14)
John J. Walker	64,266	(15)
Richard R. West	151,886	(16)
All directors and corporate officers as a group	2,368,532	(17)

Notes:

1)	The beneficial ownership reported in the table is direct unless otherwise noted. The Company understands that each individual named has sole power to vote or to dispose of the shares. The shares reported in the table include these forms of ownership:

• Shares of Common Stock beneficially owned out-right on the record date, either on the records of the Company or in street name,

• Shares subject to stock options exercisable on the record date, or which will become exercisable within 60 days after the record date,

• Shares owned indirectly through the Bowne Stock Fund in the 401(k) Savings Plan, determined March 14, 2008, and

• Restricted stock awarded to individual executives under the 1999 Incentive Compensation Plan.

     The table assumes that all restricted stock is vested or will become vested within 60 days after the record date and includes additional shares of restricted stock earned as the equivalent of dividends through the record date.

• DSUs awarded to individual executives under the Long-Term Performance Plan or the Deferred Award Plan, and

•   DSUs credited to individual non-employee directors under the Stock Plan for Directors or the 1999 Incentive Compensation Plan, including units resulting from the conversion of cash retirement benefits that accrued to individual directors prior to the effective date of the Stock Plan for Directors, as well as units resulting from the one-time award made to each director elected after the Stock Plan for Directors went into effect in 1997.

The table assumes that all DSUs are fully distributed and may be converted into common stock within 60 days after the record date, and that cash dividends payable on DSUs through the record date have been reinvested in additional shares.

2)	Includes 33,524 shares owned and options to purchase 80,000 shares.

3)	Includes 41,249 shares owned, 8,500 shares of restricted stock, options to purchase 149,800 shares, 26,696 DSUs, and 1,027 shares held in the Bowne Stock Fund 401(k) Savings Plan.

4)	Includes options to purchase 42,572 shares and 24,524 DSUs under the Stock Plan for Directors.

5)	Includes 84,245 shares owned, options to purchase 137,250 shares and 5,258 DSUs.

6)	Includes options to purchase 6,709 shares and 2,782 DSUs under the Stock Plan for Directors.

7)	Includes 10,939 DSUs under the Stock Plan for Directors.

8)	Includes 72,037 shares owned, 27,334 shares of Restricted Stock, options to purchase 22,500 shares, 8,827 DSUs, and 4,239 shares held in the Bowne Stock Fund in the 401(k) Savings Plan.

9)	Includes options to purchase 27,129 shares, and 32,967 DSUs under the Stock Plan for Directors.

10)	Includes 5,000 shares owned, options to purchase 80,020 shares and 59,115 DSUs under the Stock Plan for Directors.

11)	Includes 136,829 shares owned, 13,334 shares of Restricted Stock, options to purchase 288,850 shares, and 61,817 DSUs.

12)	Includes 36,807 shares owned, 15,167 shares of Restricted Stock, options to purchase 43,500 shares, 2,448 DSUs and 138 shares held in the Bowne Stock Fund in the 401(k) Savings Plan.

13)	Includes 190,022 shares owned, 26,500 options to purchase shares, and 30,607 DSUs under the Stock Plan for Directors.

14)	Includes options to purchase 85,786 shares and 38,714 DSUs under the Stock Plan for Directors.

15)	Includes 40,175 shares owned, 10,000 shares of Restricted Stock and options to purchase 13,750 shares, and 341 DSUs.

16)	Includes 47,700 shares owned, 51,819 options to purchase shares, and 52,367 DSUs under the Stock Plan for Directors.

17)	This group consists of 19 individuals. The shares reported in the table for the group include 84,342 shares owned by four corporate officers not named in the table, 18,667 shares of Restricted Stock for two corporate officers not named in the table, together with options to purchase 75,500 shares, 7,638 DSUs, and 1,471 shares held in the Bowne Stock Fund of the 401(k) Savings Plan for the benefit of three of the four corporate officers not named in the table.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee”) has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. The Compensation Committee recommends to the independent members of the Board compensation for the Chairman and Chief Executive Officer and recommends to the Nominating and Corporate Governance Committee compensation for directors. Members of the Compensation Committee are appointed by the Board, on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be removed and replaced by the Board.

In 2007 the Compensation Committee consisted of three directors — Vincent Tese, Chairman; Gloria M. Portela and H. Marshall Schwarz. All three directors have extensive management and/or Board experience in managing, overseeing, and/or researching in the fields of employment and/or executive compensation. As determined by the Board, all three directors meet the independence requirements of the Exchange and any other legal requirements for the proper administration of the Company’s compensation plans and programs, including requirements under the Federal securities laws and the Internal Revenue Code of 1986, as amended. In addition, each Compensation Committee member is neither a current nor former employee of the Company.

The Compensation Committee operates under a charter, which is posted in the “Corporate Governance” section of the Company’s website (www.bowne.com). The Compensation Committee Charter was approved by the Board of Directors on November 20, 2003 and was most recently reviewed and updated on March 6, 2008.

The Compensation Committee’s authority and responsibilities include the following:

•	Review and recommend to the Board on an annual basis the corporate goals and objectives with respect to compensation for the Chairman and Chief Executive Officer; and evaluate at least once a year the Chairman and Chief Executive Officer’s performance in light of these goals and objectives and based upon these evaluations determine and approve with the other independent directors the Chairman and Chief Executive Officer’s compensation.

•	Review and recommend to the Board on an annual basis the evaluation process and compensation structure for the Company’s officers and evaluate the performance of the Company’s senior executive officers and recommend to the Board the compensation of such senior executive officers.

•	Review annually the Company’s incentive compensation and stock-based plans and recommend changes in such plans to the Board as needed.

•	Monitor and make recommendations to the Board regarding employee pension, profit sharing and benefit plans. The Compensation Committee delegated the administration of the benefit plans to the Company’s investment and administration committee consisting of the Chairman and Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel and Corporate Secretary; and Senior Vice President, Human Resources.

•	Assist the Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans.

•	Review periodically the compensation of the independent members of the Board and make recommendations to the Nominating and Corporate Governance Committee to maintain competitive compensation for independent members of the Board.

•	Retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate, with sole authority to approve related fees and retention terms of such advisors.

•	Perform a review and evaluation, at least annually, of the performance of the Compensation Committee and its members.

In 2007 the Compensation Committee met five times.  With the exception of two meetings, all meetings were regularly scheduled to coincide with Board meetings. The Compensation Committee Chairman and the Company’s Senior Vice President, Human Resources determined the agenda for each meeting. Compensation Committee members generally received agendas and discussion materials several days in advance, to provide them with time for adequate review and preparation for the meetings.

In 2007 the Compensation Committee engaged Watson Wyatt Worldwide as a consultant to advise the Compensation Committee. The Compensation Committee provides guidelines which give direction to the consultant, and delegate certain interaction with the consultant to the Company’s Senior Vice President, Human Resources. Services provided by the consultant included competitive compensation benchmarking of executive officer positions, industry research on competitive design of compensation and employment programs, presentation and analysis of long-term incentive design alternatives, and other technical advice. The consultant did not provide recommendations on compensation decisions for individual executive officers.

At the Compensation Committee’s request, from time to time members of management attend portions of Compensation Committee meetings. During 2007 they included the Chairman and Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel and Corporate Secretary; and Senior Vice President, Human Resources.

On an annual basis, the Senior Vice President, Human Resources presents to the Compensation Committee a summary of the Company’s Management Continuity System including performance evaluations and development plans for each of the Company’s senior executive officers and a review of the talent profile of the Company.

In addition, on an annual basis the Compensation Committee reviews and approves increases or changes to each element of the total direct compensation package of each individual executive officer, with the exception of the Chairman and Chief Executive Officer. The Compensation Committee Chairman presents recommendations for the Chairman and Chief Executive Officer for review by the Compensation Committee. The Compensation Committee’s recommendations are then presented to the independent Board members for approval.

The 2007 review included comparisons to competitive levels of compensation based on peer groups as approved by the Compensation Committee, as well as year-over-year comparisons. The Compensation Committee concluded that total direct compensation levels, as well as individual elements of compensation, were reasonable for all executive officers in light of Company performance, business unit performance, individual performance, and competitive practice.

At each meeting in 2007 the Compensation Committee held an executive session. No members of management, consultants, or other outsiders attended these executive sessions. Among other topics, discussions and decisions regarding performance, succession and compensation of the Chairman and Chief Executive Officer took place during these executive sessions.

The Compensation Committee took the following key actions at its meetings in 2007:

•	Approved the 2007 Annual Incentive Plan (“AIP”) financial targets and strategic goals used to determine the 2007 AIP awards paid in March 2008.

•	Certified results and approved (or made recommendations to the independent members of the Board, as appropriate) AIP payments for executive officers for the 2006 performance year, based on formulas the Compensation Committee had previously approved.

•	Approved compensation plans for the senior executive officers for 2008, including base salary adjustments, AIP and LTEIP targets.

•	Conducted a review of the Company’s Management Continuity System and succession plans.

•	Requested the independent compensation consultant to conduct a study of total direct compensation of senior managers to confirm that the Company’s compensation philosophy is competitive and consistent with the performance of the Company to be presented at the March 2008 Committee meeting.

•	Reviewed and recommended approval to the Board of the redesign of the Company’s defined benefit retirement plan to a “cash balance” defined benefit retirement plan.

In addition the Committee took the below actions in the first quarter of 2008:

•	Reviewed and approved (or made recommendations to the independent members of the Board, as appropriate) the accelerated settlement of awards under the Long-Term Equity Incentive Plan (“LTEIP”) based on the attainment of the maximum target established to fund the awards within the first two years of three year (2006-2008) performance cycle.

•	Approved full share stock grants as restricted stock units for the executive officers.

•	The Committee recommended and the Board approved an adjustment to Mr. Kucera’s LTEIP award which was settled with 40,000 shares of Company stock in March 2007. Mr. Kucera received an additional 6,333 shares of Company stock in March 2008.

The Compensation Committee has reviewed the compensation discussion and analysis, discussed it with management and recommends its inclusion in the Annual Report and this proxy statement.

Vincent Tese, Chairman
Gloria M. Portela
H. Marshall Schwarz

Compensation Discussion and Analysis

Executive Summary

Key objectives of the Company’s executive compensation programs are as follows:

•	Attract and retain superior executive talent;

•	Provide incentives and rewards for executives who contribute to the Company’s success;

•	Link executive compensation to both corporate performance and the creation of long-term shareholder value; and

•	Provide for levels of compensation consistent with the Company’s leadership position in several highly specialized business areas.

Principal components of ongoing compensation for our executive officers include the following:

•	Base salaries consistent with each executive’s responsibilities and individual performance;

•	An AIP based on financial factors at the corporate and business unit levels and on quantifiable strategic performance measures;

•	An LTEIP that closely links awards of RSUs with the Company’s strategic plan, thereby providing incentives for both Company performance and the creation of shareholder value. The RSUs awarded under the LTEIP may be deferred (as DSUs) by the executive to promote stock ownership by the participants;

•	Restricted stock awards, RSUs and stock option awards, which provide incentives for the creation of shareholder value and rewards for sustained efforts and continued service;

•	Employee benefit programs;

•	Termination protection agreements to maintain the alignment of executive and shareholder interests during potential changes in corporate control; and

•	Limited executive perquisites consistent with the Company’s focus on pay-for-performance.

The Company believes that its executive compensation policies, plans and programs advance the objectives listed above and adhere to high standards of corporate governance.

Objectives of the Company’s Executive Compensation Programs

The Company’s executive compensation programs have four key objectives described above in the Executive Summary. To accomplish these objectives, the Company’s executive compensation programs are based on the following guiding principles:

•	Base salaries for executive officers are adjusted annually based on the Company’s strategic goals and performance, changes in the market and the responsibilities of the individual Named Executive Officers identified in the Summary Compensation Table on page 31;

•	Base salary and total direct compensation for each of the Named Executive Officers is targeted to be between the 50th and 75th percentiles of the competitive market;

•	Total direct compensation as measured for benchmarking purposes may comprise base salary, AIP award, LTEIP award, stock options, RSUs and restricted stock — the combined value of these components as well as the respective amounts of each component are assessed;

•	AIP awards are formula-based and linked to performance against financial targets and strategic objectives;

•	Equity-based compensation provides incentives to create shareholder value, to reward sustained service and performance, and to assist in accumulation of significant equity stakes for the participating executives;

•	Option and RSU award dates are established using a consistent approach to grant dates, and are determined without consideration of recent or expected future public announcements;

•	Executives are expected to maintain long-term stock ownership through ownership guidelines expressed as a multiple of base salary;

•	Retirement programs have been designed to provide pension credit for compensation that exceeds the limitations imposed by the Internal Revenue Service and to serve as a recruitment tool for mid-career hires of senior executives in lieu of providing significant sign-on bonuses or equity grants;

•	Severance and change in control benefits reflect industry practices and are designed to promote stability within the senior management team during a time of pending change in Company ownership, and limit benefit coverage to key executives whose continued employment might be vulnerable following a change in control of the Company;

•	To the extent possible, compensation is structured so it is fully tax deductible; and

•	Executive perquisites and special benefits are limited and mostly business-related.

The Senior Vice President, Human Resources provides support to the Compensation Committee to carry out its responsibilities including executive compensation programs for Named Executive Officers.

To help inform the Compensation Committee’s decisions and monitor the Company’s executive compensation programs, each year the Compensation Committee commissions a benchmarking study of compensation levels for the executive officer positions. As in previous years, the benchmarking study was conducted by the Compensation Committee’s independent compensation consultant. Comparisons were made to executive compensation levels at 13 publicly traded companies generally viewed as comparable in size and/or industry. These include: Cenveo, Inc., Consolidated Graphics, Inc., Deluxe Corporation, Dow Jones & Co., Inc. The Dun & Bradstreet Corporation, Ennis Inc., Interactive Data Corporation, M&F Worldwide Corporation, Paxar Corporation, R H Donnelley Corporation, The Standard Register Company, Valassis Communications, Inc. and John Wiley & Sons. The Compensation Committee also considers data obtained by the Compensation Committee’s independent compensation consultant from a general industry sample of similarly sized companies, particularly for positions that must be competitive with employers across a wide spectrum of industries. The study indicated that:

•	The Company ranked 10th of 14 in revenue and 13th out of 14 comparator companies in market cap.

•	The Company’s mix of compensation elements is similar to those of the comparator companies.

•	The Company’s total direct compensation levels generally fall below the targeted range of between the 50th and 75th percentiles. Base salaries and total cash compensation levels generally are within the targeted range for the Named Executive Officers.

Analysis of the Company’s Executive Compensation Programs

The following section provides details on each of the Company’s executive compensation programs. It demonstrates how these programs — individually and in total — accomplish the objectives established for them and follow the guiding principles set forth above.

Base Salary Program.  Base salary represents, on average, approximately one-third of an executive officer’s total direct compensation package. This approach is consistent with industry practice, as demonstrated by the competitive benchmarking commissioned by the Compensation Committee.

In 2007 the Compensation Committee (and, in the case of Mr. Shea, the independent Board members) approved the following base salary increases for each Named Executive Officer:

•	Mr. Shea — 15% reflects a promotional increase. His base salary is between 50th and 75th percentiles of the competitive market.

•	Mr. Penders — 4.3% merit increase. His base salary is between 50th and 75th percentiles of the competitive market.

•	Mr. Walker — 3.1% reflects a partial year increase. His base salary is between the 50th and 75th percentiles of the competitive market.

•	Mr. Spitzer — 7.2% merit increase. His base salary is between 50th and 75th percentiles of the competitive market.

•	Ms. Cummiskey — 4.1% merit increase. Her base salary is between the 50th and 75th percentiles of the competitive market.

Annual Incentive Plan.  The Company’s AIP is formula-based and designed to reward executive officers based on the following:

•	For 2007 a financial factor based on attainment of targeted levels of the Company’s net income, Financial Communications (“FC”) Earnings Before Interest and Taxes (“EBIT”) and Marketing and Business Communications (“MBC”) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). The three components are weighted such that corporate Named Executive Officers’ awards reflect the performance of each business unit in proportion to the size and impact of each business unit on total Company performance, and awards for the Named Executive Officers responsible for a business unit reflect the performance of that business unit (50% weighting).

•	Attainment of strategic initiatives linked to the strategic and operating plans for each of the business units. The strategic initiatives are weighted such that corporate Named Executive Officers’ awards reflect the performance of each unit in proportion to the size and impact of each business unit on total Company performance (50% weighting).

The financial factor is based on Bowne’s consolidated EBIT, EBIT for FC and EBITDA for MBC for several reasons. They are stable measures of the Company’s operating cash flow, are key measures in the Company’s planning and budgeting processes, are measures that are regularly monitored in the Company’s management reporting, and are easily calculated for both the total Company and for each of its business units. Threshold, target, and maximum levels of respective consolidated EBIT, EBIT for FC and EBITDA for MBC for use in the AIP calculations were approved by the Compensation Committee at the December 2006 meeting based on the Company’s 2007 budget and on historical Company and peer performance and revised to increase the EBIT targets for consolidated and FC during the first quarter of 2007 based on the Company’s strong 4th quarter of 2006 results.

Strategic initiatives are quantifiable measures of operating performance that are aligned with the Company’s operating and strategic plans and are critical to the Company’s success. For FC, the 2007 strategic initiatives are related to improvement in the number of average days outstanding for receivables, growth in revenue from new products and solutions and continued productivity improvements in the customer service organization. In

2007, MBC’s strategic initiatives were related to growth in revenue and improvement in gross margin. The selected strategic initiatives are approved for each business unit by the Compensation Committee based on the strategic and operating plans for the business unit and on recommendation of the Chairman and Chief Executive Officer. Strategic initiatives for the Chairman and Chief Executive Officer are reviewed and approved by the Compensation Committee. The Compensation Committee sets AIP targets at levels designed to challenge the Company’s management to achieve operating and strategic plans to improve year over year performance.

The financial factors and strategic initiatives for a fiscal year are approved by the Compensation Committee in January of that fiscal year, and are based on the Company’s strategic and operating plans approved by the Board of Directors in December of the prior year. The Compensation Committee (and, in the case of Mr. Shea, approved by the independent Board members) reviews and approves the target AIP awards for executive officers, including all Named Executive Officers, in December of the prior fiscal year.

The Compensation Committee then confirms the fiscal year results against the financial and strategic targets previously established and approves payments of the AIP awards during the first quarter of the following year, after completion of the Company’s audited financial statements and assessment of strategic initiatives.

Each Named Executive Officer has a threshold, target, and maximum AIP award as approved by the Compensation Committee (and, in the case of Mr. Shea, approved by the independent Board members) in December of the prior fiscal year, which is reported in the “Non-equity incentive plan compensation” column of the Grants of Plan Based Awards table.

For 2007 performance the Compensation Committee approved the following AIP awards for each Named Executive Officer, which were paid in March 2008:

•	The financial factor for corporate Named Executive Officers was 55.7% of the target, which was the weighted average of the Company’s consolidated EBIT and business unit goals. The financial factor for FC was 65% of the EBIT target. MBC did not attain the threshold financial target. Therefore, there was no funding of the financial portion of the AIP awards related to MBC for corporate or business unit Named Executive Officers. The strategic initiatives factors were 30.29% for corporate, 60.5% for FC and MBC did not attain the threshold strategic targets for any of the goals. Therefore, there was no funding for the strategic portion of the AIP awards related to MBC for corporate or business unit Named Executive Officers. The Compensation Committee (and, in the case of Mr. Shea, approved by the independent Board members) approved additional discretionary funding for AIP awards for corporate employees in the finance, human resources and legal functions related to exceptional results in tax management, redesign of the retirement plan and execution on acquisition integration plans. The 2007 AIP awards for these corporate functions were funded at 100% of target. The additional funding equaled $450,000. The Compensation Committee also approved a discretionary pool equal to $200,000 to pay AIP awards to selective members of the MBC team in recognition of exceptional performance in productivity improvements and execution of integration plans. Based on these results, the annual incentive awards for the Named Executive Officers, as reported in the “Non-equity incentive plan compensation” column of the Summary Compensation Table, are as follows: Mr. Shea, $690,000, which represents 100% of his target annual incentive; Mr. Penders, $343,620, which represents 125.5% of his target annual incentive; Mr. Walker, $217,800, which represents 100% of his target annual incentive; Ms. Cummiskey, $184,200, which represents 100% of her target annual incentive; Mr. Spitzer, $174,000, which represents 100% of his target annual incentive.

These incentive formulas directly link each Named Executive Officer’s incentive payment to the financial performance of the Company and/or the business unit for which the Named Executive Officer has principal responsibility, and to strategic initiatives that are critical to the Company’s overall success. Also, these awards are intended to be fully deductible expenses on the Company’s tax returns. Mr Shea’s AIP award target for 2007 was increased from 100% of base salary to 120% of base salary in recognition of his promotion to Chairman and Chief Executive Officer.

Long-Term Equity Incentive Plan.  The Compensation Committee, Board and shareholders approved a new LTEIP during 2006. The LTEIP rewards progress against the Company’s current strategic plan. Further, since the awards are denominated in RSUs and settled in shares of Company Common Stock, the plan rewards the creation of shareholder value and assists in the accumulation of significant equity stakes for participating executives.

Under the LTEIP, executives, including the Chairman and Chief Executive Officer and all other Named Executive Officers, were granted a targeted number of RSUs primarily during 2006. The aggregate number of target RSUs granted to all executives was approximately 469,000 shares. The RSUs are convertible into shares of Company Common Stock at the end of a three-year performance period (covering the years 2006 — 2008), based on the Company’s average Return on Invested Capital (“ROIC”) during the performance period. The actual number of shares which are awardable in the first quarter of 2009 will range between 0 (for average ROIC performance that is less than the pre-determined threshold level) and two times the target RSUs (for average ROIC performance that exceeds a pre-determined maximum level). If the Company’s average ROIC during the first two years of the performance period (2006-2007) exceeds the pre-determined maximum level, then the awards would be accelerated and settled in the first quarter of 2008. The Company chose ROIC as the principal metric for the LTEIP because it comprises both growth in profitability and capital efficiency and it is a primary driver of shareholder value.

The Chairman and Chief Executive Officer and each of the Named Executive Officers received a grant of RSUs under the LTEIP during 2006. These awards were based on a median level of competitive long-term incentive grants. Because the grants represent long-term incentive compensation in respect of a three-year period, and no subsequent grants (except to new hires or in connection with promotions) will be made until the end of the performance period (at the end of 2008, or at the end of 2007 if the average ROIC exceeds the pre-determined maximum during 2006 — 2007) the grants were made based on three times the median level of annual long-term incentive grants of those in the competitive market.

The Compensation Committee (and, in the case of Mr. Shea, the independent Board members) approved all awards to the Chairman and Chief Executive Officer and other Named Executive Officers and approved the threshold, target, and maximum levels of ROIC based on the Company’s strategic plan, and historical and peer analysis. Awards under the LTEIP are included in the Outstanding Equity Awards at Fiscal Year End table and are intended to be fully tax-deductible by the Company.

In March 2007, the Committee approved an amendment to the LTEIP agreement for each participant to fully vest in the LTEIP awards in the event of a change of control of the Company. In December 2007, the Committee approved a clarification that the compensation expense recognized under the LTEIP should be excluded from the calculation of the average ROIC for the performance cycle.

The Committee approved an additional LTEIP grant to Mr. Penders in recognition of a promotion received in 2007. Mr. Penders target LTEIP award was increased by 10,000 shares to 60,000 shares.

The Company’s average ROIC during the first two years of the performance period (2006 — 2007) exceeded the pre-determined maximum level, therefore in accordance with the plan, the LTEIP awards granted for the 2006-2008 performance cycle were accelerated, calculated at the pre-set maximum level and settled in the first quarter of 2008. The Audit Committee reviewed and approved the calculation of the average ROIC. The Compensation Committee (and, in the case of Mr. Shea, the independent Board members) approved settlement of the LTEIP awards at 200% of target as provided in the LTEIP. A total of 938,000 shares of Company Common Stock was distributed to the LTEIP participants in March 2008 in settlement of the awards. The Named Executive Officers received shares as follows:

•	Mr. Shea — 200,000 shares of Common Stock.
•	Mr. Penders — 120,000 shares of Common Stock.
•	Mr. Walker — 70,000 shares of Common Stock.
•	Ms. Cummiskey — 60,000 shares of Common Stock.
•	Mr. Spitzer — 60,000 shares of Common Stock.

Restricted Stock, RSUs and Stock Option Grants.

Any stock option grants are made with exercise prices that are equal to the Fair Market Value (“FMV”) of Company Common Stock on the date of grant. The fair market value is defined as the mean of the highest and the lowest trading prices reported on the Exchange on that day. The grant dates of the restricted stock, RSU and stock option grants correspond to pre-determined meetings of the Compensation Committee and Board, respectively, during which the awards are approved. Compensation realized from the receipt of restricted stock, RSUs and the exercise of non-qualified stock options is intended to be fully tax-deductible by the Company. The Committee approved grants of RSUs in early 2008 which will be reported in next year’s proxy statement.

Stock Ownership Guidelines.  The Company has established stock ownership guidelines for senior executives (including the Chairman and Chief Executive Officer and all other Named Executive Officers) as recommended by the Compensation Committee and approved by the Board effective January 1, 2004. The Committee instructed its independent compensation consultant to evaluate the stock ownership guidelines including an appropriate level of stock ownership for each level of Named Executive Officer, to update the guidelines to reflect organization changes within the Company’s structure and to recommend appropriate consequences if the ownership guidelines are not achieved within the allotted time. The study confirmed that the number of shares required to be owned is appropriate and competitive. In March 2008, the Committee adopted the independent consultant’s recommendation to provide the ownership guidelines as a multiple of base salary instead of a fixed number of shares and to add penalties if the guidelines are not met within six years of becoming a participant in the LTEIP.

The objective of the guidelines is to complement the Company’s various equity incentive plans in creating a linkage between shareholders and senior executives by requiring executives to accumulate a significant equity stake in the Company. The guidelines are enumerated as a multiple of base salary of the Chairman and Chief Executive Officer (5 times base salary), President (3 times base salary) and other Named Executive Officers (2 times base salary). Shares credited toward meeting the ownership guidelines include all shares owned outright, vested and non-vested RSUs, vested and non-vested DSUs, restricted shares and shares held in the benefit plans on behalf of the executives. Stock options are not credited toward ownership under the guidelines. If a Named Executive Officers does not achieve the required ownership level within six years of becoming a Named Executive Officer, a portion of his or her AIP will be paid in DSUs until the requirement is satisfied. Also the Named Executive Officers may not be included in future LTEIP grants. The Committee retains the discretion not to levy these penalties under extraordinary conditions. Periodically, the Compensation Committee reviews each executive and member of the Board’s progress toward attainment of the guidelines. Currently all Named Officers are in compliance with the stock ownership guidelines.

Benefits and Executive Perquisites.  It is the Company’s policy to provide limited executive perquisites and special benefits, most of which are business-related. The Chairman and Chief Executive Officer and the Named Executive Officers participate in the Company’s tax-qualified 401(k) Savings Plan, on the same basis as all other U.S. based full-time employees. The Chairman and Chief Executive Officer and most of the other Named Executive Officers participate in the Company’s Pension Plan on the same basis as all other U.S. based full-time employees. The Committee recommended and the Board approved a redesign of the Company’s pension plan to a “cash-balance” plan that is further described in 2007 Pension Benefits table. The Chairman and Chief Executive Officer and other Named Executive Officers also participate in a Supplemental Executive Retirement Plan which is intended to provide benefits that cannot be provided under the tax-qualified plans due to limits on compensation under the Internal Revenue Code, and to provide competitive retirement benefits to executives who joined the Company at mid-career. The various pension plans are discussed in more detail, and benefits for the Chairman and Chief Executive Officer and each Named Executive Officer are included in the 2007 Pension Benefits table.

The Chairman and Chief Executive Officer and other Named Executive Officers also receive an auto allowance or the use of a company provided car, which benefit is also provided to a wider group of executives in the Company. In addition, the Company provides business-related perquisites in the form of payment of membership fees in a country club to some of the Named Executive Officers which is used for both personal and business functions.

All amounts related to perquisites for Named Executive Officers are disclosed in the “All other compensation” column of the Summary Compensation table, along with details on their valuations.

Termination Protection Agreements.  The Company has Termination Protection Agreements (“TPAs”) with the Chairman and Chief Executive Officer and other Named Executive Officers (as well as certain other officers of the Company). The TPAs are designed to:

•	Promote senior management stability during a time of pending changes in Company ownership;

•	Limit benefit coverage to key executives whose continued employment might be vulnerable following a change in control; and

•	Reflect competitive practices in the industry.

A more detailed description of the benefits payable under the TPAs, as well as estimated payments that would be paid to the Chairman and Chief Executive Officer and other Named Executive Officers if a change-in-control related termination had occurred on the last business day of 2007, are included following the other tabular disclosures below.

The Company does not have any specified termination plans or policies related to terminations not in connection with a change in control, nor does it have employment agreements in place for the Chairman and Chief Executive Officer or any of its other Named Executive Officers.

Impact of Regulatory Requirements

In making executive compensation decisions, the Compensation Committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the Compensation Committee’s decisions in the following ways:

•	Internal Revenue Code Section 162(m): The Compensation Committee endeavors to maximize the amount of compensation that is deductible as an expense. To help accomplish this, base salaries are generally limited to approximately one third of the total direct compensation package and none of the Chairman and Chief Executive Officer or other Named Executive Officers is paid a salary that exceeds the allowable deductible maximum of $1,000,000. AIP awards for the Chairman and Chief Executive Officer and other Named Executive Officers are provided under a shareholder-approved plan that is intended to meet the requirements for deductibility. LTEIP awards and stock options are also provided under a shareholder-approved plan that is intended to meet the requirements for deductibility. Restricted stock on which restrictions lapse based on continued employment (which do not generally meet the deductibility requirements for the performance-based compensation) are limited in nature and issued only for specific incentive purposes rather than as a part of the recurring total direct compensation package. Perquisites and special benefits are generally limited in use and value. All compensation paid to each Named Executive Officer in 2007 was intended to be deductible.

•	Internal Revenue Code Section 409A: All programs have been reviewed by tax counsel to verify that either they are not considered deferred compensation under the 409A definitions, or they comply with the deferred compensation rules in Section 409A. As a result, the Company does not anticipate employees to be subject to any tax penalties under Section 409A.

•	FAS 123(R): The Company adopted FAS 123(R) beginning in fiscal year 2006. In the re-design of the LTEIP and in determining option and restricted stock awards, the Compensation Committee considers the potential expense of those programs under FAS 123(R) and its impact on Earnings per Share. The Compensation Committee concluded that the expense associated with executive compensation in 2007 was appropriate, given competitive compensation practices in the industry, the Company’s performance, and the motivational and retention effect of the awards.

Conclusions

The Company and its Compensation Committee regularly consider ways to improve the ability of its total direct compensation program to meet the objectives established for it. The Company believes that its executive compensation programs are reasonable, appropriate, and in the best interests of shareholders. Key reasons for this conclusion include the following:

•	Competitive benchmarking indicates that our executive compensation levels (both base salaries and total direct compensation) are administered consistent with the Company’s total direct compensation philosophy.

•	Total direct compensation is highly dependent on Company and business unit performance, through a compensation mix that emphasizes performance-based pay, low levels of perquisites and special benefits other than those that are business-related, formula-based annual incentive awards, performance-based restricted stock units, stock options, and share ownership guidelines.

•	The economic interests of the executive officers are aligned with those of shareholders through the opportunity for an accumulation of a significant equity stake, facilitated by LTEIP awards, RSUs, DSUs and stock options.

•	The Company’s executive retention objectives are achieved at reasonable cost through the TPAs, the Supplemental Executive Retirement Plan, and competitive vesting schedules for RSUs, stock options and restricted stock awards.

•	The cost and dilution of equity award programs are reasonable in light of the Company’s size, industry, and performance.

Summary Compensation Table

The table below summarizes the total direct compensation paid or earned by each of the executive officers of the Company whose name appear in the table (“Named Executive Officers”) for the fiscal year ended December 31, 2007. The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting the total direct compensation for each of the Named Executive Officers, the Compensation Committee reviews total direct compensation which includes the executive’s current cash compensation (base salary and annual incentive awards) and equity-based compensation.

Amounts listed under column (e), “Non-Equity Incentive Plan Compensation” were determined by the Compensation Committee at its March 6, 2008 meeting in accordance with previously approved financial and strategic goals established in January 2007. The awards were paid on March 14, 2008.

Based on the FMV of equity awards granted to Named Executive Officers in 2007 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 30% of the total direct compensation of the Named Executive Officers. Because the table below reflects less than the full fiscal year salary for individuals who were not employed by the Company for the full fiscal year and because the value of certain equity awards included below is based on the amounts recognized in 2007 under FAS 123(R) rather than the fair value of shares granted in 2007, this percentage may not be able to be derived using the amounts reflected in the table below.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position		a	b(1)	c(2)	d(2)	e(3)	f(4)	g(5)	h
David J. Shea — Chairman & Chief Executive Officer	2007	$575,000	$0	$2,488,578	$450,182	$690,000	$676,989	$74,198	$4,954,947
	2006	$500,000	$0	$350,140	$344,038	$573,500	$454,985	$76,686	$2,299,349
John J. Walker — Senior Vice President, Chief Financial Officer	2007	$335,000	$0	$860,454	$110,109	$217,800	$223,799	$19,468	$1,766,630
	2006	$93,750	$0	$57,217	$20,559	$70,700	$0	$3,730	$245,956
William P. Penders — President	2007	$365,000	$0	$1,452,202	$154,590	$343,620	$403,694	$39,543	$2,758,649
	2006	$326,769	$0	$147,694	$50,680	$317,700	$338,501	$80,376	$1,261,720
Susan W. Cummiskey — Senior Vice President, Human Resources	2007	$307,000	$0	$791,863	$106,757	$184,200	$252,259	$34,672	$1,676,751
	2006	$295,000	$0	$131,891	$86,509	$203,100	$197,810	$38,332	$952,642
Scott L. Spitzer — Senior Vice President, General Counsel, Corporate Secretary	2007	$290,000	$0	$765,179	$106,757	$174,000	$447,716	$29,961	$1,813,613

Notes:

1)	The Named Executive Officers were not entitled to receive “Bonus” payments.

2)	The amounts in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) for awards pursuant to the 1999 Incentive Compensation Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnotes (1) and (17) to the Company’s audited financial statements for the fiscal year ended December 31, 2007 which is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

3)	The amounts in column (e) reflect the cash awards to the Named Executive Officers paid under the AIP described on page 25 under the section Annual Incentive Plan.

4)	The amounts in column (f) reflect the actuarial increase in the present value of the Named Executive Officer’s accumulated benefit under all the pension plans established by the Company, determined using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and including amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested. No earnings on nonqualified deferred compensation are considered “above-market” or preferential and, accordingly, no such earnings are reflected in this column.

5)	The amount shown in column (g) reflects for each Named Executive Officer the payments described below:

(i) An auto allowance paid monthly to two of the Named Executive Officers. In 2007, Mr. Walker received $13,000 and Mr. Spitzer received $11,818.

(ii) The imputed income related to the automobiles owned by the company that are attributable to the personal use of the Named Executive Officers. All automobiles were purchased in 2006.

(iii) Any employee who waives medical coverage under the Company’s medical plan receives a $500 payment in lieu of the coverage. The payment may be received in cash or is contributed to the employee’s flexible spending account. Ms. Cummiskey and Mr. Walker are the only Named Executive Officers who received this payment in 2007. The amounts in the table reflect partial year payment as appropriate.

(iv) Matching contributions allocated to each of the Named Executive Officers pursuant to the Company’s 401(k) Savings Plan and the excess benefit under the Deferred Award Plan are described in the section titled “2007 Non-Qualified Deferred Compensation” on page 38. For 2007, the Named Executive Officers received an ERISA excess benefit in the following amounts: Mr. Shea, $36,400; Mr. Walker, $6,160; Mr. Penders, $8,311; Ms. Cummiskey, $10,250; and Mr. Spitzer, $9,144.

(v) The cost to the Company of club memberships provided to Messrs. Shea and Penders. The annual cost for Mr. Shea was $13,548 in 2007 and the annual cost for Mr. Penders was $9,482 in 2007. Both of the clubs are used for business and personal purposes.

2007 Grants of Plan-Based Awards
			Estimated Future Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
									All Other	All Other
									Stock	Options		Closing
									Awards:	Awards:		Market	Grant Date
									Number of	Number of	Exercise or	Price for	Fair Value
									Shares of	Securities	Base Price	Grant date	of Stock
		Approval							Stock or	Underlying	of Option	of Option	and Option
	Grant Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Option	Awards	Awards	Awards
Name	a	b	c(1)	d(1)	e(1)	f(2)	g(2)	h(2)	i	j	k	l	m(3)
David J. Shea	January 18, 2007		$345,000	$690,000	$1,380,000

John J. Walker	January 18, 2007		$108,875	$217,750	$435,500

William P. Penders	January 18, 2007		$136,875	$273,750	$547,500

	December 13, 2007					5,000	10,000	20,000					$179,050

Susan W. Cummiskey	January 18, 2007		$92,100	$184,200	$368,400

Scott L. Spitzer	January 18, 2007		$87,000	$174,000	$348,000

Notes:

1)	The amounts shown in these columns reflect the threshold, target, and maximum payments under the Company’s AIP, as described on page 25. The threshold is 50% of the target in column d and the maximum is 200% of the target in column d.

2)	These columns reflect the RSUs granted under the LTEIP, as described on page 27. The threshold is 50% of the target in column g and the maximum is 200% of the target in column g.

3)	This amount represents the grant-date fair value of the award. Assumptions used in the calculation of this amount are included in footnotes (1) and (17) of the Company’s audited financial statements for the fiscal year ended December 31, 2007, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

2007 Outstanding Equity Awards at Fiscal Year End
	Option Awards(1)					Stock Awards
			Equity Incentive					Equity Incentive	Equity Incentive
			Plan Awards:					Plan Awards:	Plan Awards:
			Number of					Number of	Market or
	Number of	Number of	Securities			Number of	Market	Unearned	Payout of
	Securities	Securities	Underlying			Shares or	Value of	Shares,	Unearned
	Underlying	Underlying	Unexercised			Units of Stock	Shares or	Units or Other	Shares, Units or
	Unexercised	Unexercised	Unearned	Option		that Have Not	Units of Stock	Rights	Other Rights
	Options (#)	Options (#)	Options	Exercise	Option Expiration	Vested	That Have	That Have	That Have
	Exercisable	Unexerciseable	Unexerciseable	Price	Date	(6)	Not Vested(6)	Not Vested(7)	Not Vested(7)
Name	a	b	c	d	e	f	g	h	i
David J. Shea	18,000		0	$22.50000	June 24, 2008 (2)	13,334	$234,678	200,000	$3,520,000
	3,000		0	$14.12500	December 15, 2008 (2)
	12,000		0	$12.21875	December 15, 2009 (2)
	38,100		0	$8.84375	December 12, 2010 (3)
	35,000		0	$12.91000	December 10, 2008 (4)
	23,000		0	$10.58000	December 18, 2009 (4)
	26,000		0	$13.85500	December 30, 2010 (4)
	56,250	18,750	0	$15.35500	December 15, 2011 (5)
	50,000	50,000	0	$14.67500	December 14, 2012 (5)
	27,500	82,500	0	$15.67500	December 13, 2013 (5)
John J. Walker	6,250	18,750	0	$14.54000	September 17, 2013 (5)			70,000	$1,232,000
	7,500	22,500	0	$15.67500	December 13, 2013 (5)
William P. Penders	5,000	15,000	0	$14.96000	February 12, 2013 (5)	2,334	$41,078	120,000	$2,112,000
	12,500	37,500	0	$15.67500	December 13, 2013 (5)
Susan W. Cummiskey	25,000		0	$12.21875	December 15, 2009 (2)			60,000	$1,056,000
	43,800		0	$8.84375	December 12, 2010 (3)
	23,000		0	$10.58000	December 18, 2009 (4)
	23,000		0	$13.85500	December 30, 2010 (4)
	17,250	5,750	0	$15.35500	December 15, 2011 (5)
	11,500	11,500	0	$14.67500	December 14, 2012 (5)
	6,250	18,750	0	$15.67500	December 13, 2013 (5)
Scott L. Spitzer	10,000		0	$10.58000	December 18, 2009 (4)	6,667	$117,339	60,000	$1,056,000
	10,000		0	$13.85500	December 30, 2010 (4)
	5,750	5,750	0	$15.35500	December 15, 2011 (5)
	11,500	11,500	0	$14.67500	December 14, 2012 (5)
	6,250	18,750	0	$15.67500	December 13, 2013 (5)

Notes:

1)	This portion of the table lists all options granted to the Named Executive Officers that have not been exercised.

2)	These options vested at a rate of 25% per year over the first four years of the ten year option term.

3)	These options vested at a rate of 50% per year over the first two years of the ten year option term.

4)	These options vested over a rate of 50% per year over the first two years of the seven year option term.

5)	These options vested over a rate of 25% per year over the first four years of the seven year opt ion term.

6)	This portion of the table lists all outstanding grants of restricted stock under the 1999 Incentive Compensation Plan. All grants were made prior to 2007. The market value of shares that have not vested was determined by applying a per-share price equal to the closing price of the stock on the last trading day of 2007, which was $17.60.

7)	This portion of the table lists the amount of RSUs at maximum target under the LTEIP as described on page 27. The market value of unvested performance-based RSUs was determined by applying the closing price of the stock for the year, $17.60.

2007 Options Exercised and Stock Vested

The following Named Executive Officers exercised stock options or had restrictions lapse on shares of restricted stock during the fiscal year 2007. The value realized upon vesting of restricted stock was calculated using the fair market value on the vesting date.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized	Acquired on
	Acquired on Exercise	on Exercise	Vesting	Value Realized
Name	a	b	(1)c	on Vesting
David J. Shea	0	$0	10,226(2)	$180,711
John J. Walker	0	$0	0	$0
William P. Penders	0	$0	2,383(3)	$41,762
Susan W. Cummiskey	76,000	$281,655	3,416(4)	$59,858
Scott L. Spitzer	21,500	$109,660	3,378(5)	$56,885

Notes:

1)	These amounts include shares credited to the Named Executive Officers on outstanding restricted shares under the Company’s dividend reinvestment plan.

2)	For Mr. Shea, restrictions lapsed on October 27, 2007, with respect to 3,334 shares from his October 27, 2004 grant and restrictions lapsed on December 14, 2007, with respect to 6,666 shares from his December 14, 2006 grant.

3)	For Mr. Penders, restrictions lapsed on December 15, 2007 with respect to 2,333 shares from his December 15, 2005 grant.

4)	For Ms. Cummiskey, restrictions lapsed on December 15, 2007 with respect to 3,334 shares from her December 15, 2005 grant.

5)	For Mr. Spitzer, restrictions lapsed on September 21, 2007 with respect to 3,334 shares from his September 21, 2006 grant.

2007 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the Bowne Pension Plan (“Pension Plan”) and the Supplemental Executive Retirement Plan (“SERP”), determined using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Retirement Plan Potential Annual Payments and Benefits

		Number of Years of	Present Value of	Payments During Last
	Plan Name	Credited Service	Accumulated Benefit	Fiscal Year 2007
Name(1)	(2)	(3)	(4)	(5)
David J. Shea	Pension Plan	0.000	$0	0
	SERP	20.000	$2,415,873	0
	Total		$2,415,873	0
John J. Walker	Pension Plan	0.000	$0	0
	SERP	2.500	$223,799	0
	Total		$223,799	0
William P. Penders	Pension Plan	21.833	$209,168	0
	SERP	20.000	$1,599,267	0
	Total		$1,808,435	0
Susan W. Cummiskey	Pension Plan	10.833	$144,003	0
	SERP	20.000	$1,384,885	0
	Total		$1,528,888	0
Scott L. Spitzer	Pension Plan	6.667	$78,144	0
	SERP	13.333	$959,013	0
	Total		$1,037,157	0

Notes:

1)	Ms. Cummiskey and Mr. Spitzer are the only two Named Executive Officers who have met the age 55 and five years of service criteria and are eligible for early retirement.

2)	This column reflects the name of the Plan.

3)	The number of years of credited service under the Plan.

4)	Actuarial present values are based on the same assumptions used to prepare the financial disclosure information under FAS 158 and include a 6% (5.75% last year) discount rate.

5)	Amount of payments or benefits paid during the last completed fiscal year.

The Pension Plan is a qualified defined benefit pension plan and provides for a retirement benefit equal to a percentage of average compensation to be paid upon termination of employment on or after normal retirement. Normal retirement means retirement on or after attainment of age 65. The percentage is equal to 1.25% times pre-2003 credited service plus .75% times post-2002 credited service. For Mr. Penders, the percentage is equal to 1.25% times credited service. Average compensation is defined as the average of the 5 highest consecutive years of compensation in the last 10 years of employment with the Company. Compensation includes base salary, annual cash incentive compensation and commissions but excludes all forms of special pay. The pension plan was amended as of December 31, 2007 to cease benefit accruals under the percentage of average compensation formula described above and to provide future benefit accruals under a cash balance design. Starting January 1, 2008, the Pension Plan will establish a cash balance account for each executive which will be credited with annual contribution credits equal to 3% of Compensation and investment credits equal to the 10-year Treasury Rate plus 25 basis points, such rate not to be less than 2% nor greater than 7%.

The Pension Plan provides for early retirement after attainment of age 55 and completion of 5 years of credited service (or 30 years of service if the executive was hired prior to November 1, 1989). Payments attributable to the pre-2008 accrued benefit that commence prior to age 65 are actuarially reduced to reflect early commencement. An executive whose employment is terminated prior to age 65 because of total and permanent disability may receive an actuarially reduced pension. If an executive terminates employment prior to age 65 and before completing three years of service, no benefit is payable from the Pension Plan. The Pension Plan also provides a death benefit to the beneficiary of an executive who dies after completing at least 5 years of service and prior to the commencement of payments under the Pension Plan. The death benefit is equal to 50% of the pre-2008 benefit the executive was entitled to receive at his date of death assuming the executive elected the 50% joint and survivor annuity option plus 100% of the post-2007 cash balance account balance. The death benefit is payable in a lump sum if the beneficiary is not the executive’s spouse. Participants and spouse beneficiaries can elect optional forms of payment, including a lump sum, on an actuarially equivalent basis.

The SERP is an unfunded nonqualified defined benefit pension plan which was adopted in 1999. The objectives of the SERP are to provide pension credit for compensation that exceeds the limitations imposed by the Internal Revenue Code and to serve as a recruitment tool for mid-career hire executives in lieu of providing significant sign on bonuses and / or equity grants.

The SERP provides for a target benefit equal to 2.5% of average compensation times years of credited service (not greater than 20 years) to be paid upon retirement at normal retirement. Normal retirement means retirement after attainment of age 62 and completion of 5 years of credited service or completion of 30 years of service, regardless of age. Years of credited service may include up to 15 years of employment with a prior employer if approved by the Chairman and Chief Executive Officer of the Company. In 2004, the SERP was amended to provide that the actual number of years of prior employer service credited may not exceed the actual number of years the participant worked at the Company. Prior employer service is disregarded if an executive terminates employment prior to attainment of age 50. The Named Executive Officers that have been granted prior employer service are Mr. Shea (a maximum of 15 years), Mr. Walker (a maximum of 10 years), Ms. Cummiskey (a maximum of 15 years) and Mr. Spitzer (a maximum of 15 years). The portion of the Present Value of Accumulated Benefit in the table on page 36 attributable to the years of prior service credited for each of the named executive officers are for Mr. Shea $663,463 (based on 5.8333 years of prior service credit); Mr. Walker $82,247 (based on 1.250 years of prior service credit); Ms. Cummiskey $656,532 (based on 9.167 years of prior service credit); and Mr. Spitzer $467,254 (based on 6.666 years of prior service credit). Average compensation is defined as the average of the five (5) highest years of compensation in the last 10 years of employment with the Company. Compensation includes base salary plus annual cash incentive compensation determined on an accrual basis.

The actual SERP benefit is the excess of the target benefit over the sum of the Pension Plan benefit and the actuarial equivalent of the ratable portion of the prior employer’s benefit for those executives who were granted prior employer service. The ratable portion is determined based on the ratio of the additional years of credited service needed to complete 20 years to the number of years of prior employer service granted. The SERP provides a reduced early pension benefit upon retirement after attainment of age 55 and the completion of 5 years of service. The target benefit, net of any prior employer benefits, is reduced 5% for each year retirement precedes age 62 and then is further reduced by the Pension Plan benefit. An executive who terminates employment after completing 5 years of credited service, but before attainment of age 55 is eligible for a reduced early retirement benefit commencing at age 55, however, any prior employer service is disregarded unless the Company terminates the executive without cause after attainment of age 50. The SERP also provides a pension benefit, commencing at normal retirement, in the event an executive, who has completed at least 5 years of credited service, becomes totally and permanently disabled, as defined in the qualified Pension Plan. The SERP pension benefit for a disabled executive is determined as of normal retirement based on his average compensation as of his date of disability with continued credited service granted to normal retirement. The SERP also provides a survivor benefit payable to the beneficiary of an executive who dies in active service or while permanently disabled. The benefit payable to the beneficiary is equal to 50% of the executive’s average compensation as of his date of death reduced by the survivor benefit payable from the qualified Pension Plan and this amount is payable in 10 annual installments. The SERP contains a non-competition provision which requires the repayment of any benefits paid under the SERP as well as the forfeiture of any future payments to which the participant is entitled under the SERP if the participant enters into competition with the Company following retirement. For purposes of this provision, entering into competition includes the disclosure of confidential information, investment in a competing business, providing consulting assistance to a competing business, or serving as an officer or director of a competing business.

The SERP contains a change in control provision which provides that if an executive experiences a termination of employment within two years and six months after a change in control, the SERP will make a lump sum distribution of the accumulated supplemental pension benefit calculated assuming benefits commence at age 55. The change in control benefit includes any prior employer service previously granted by the Chairman and Chief Executive Officer of the Company.

2007 Non-qualified Deferred Compensation

The table below contains information about the DSUs credited under the Company’s Long-term Performance Plan and Deferred Award Plan for each of the Named Executive Officers.

DSUs in this table represent the right to receive the same number of shares of common stock when the executive retires or terminates employment. A holder of these units may not vote them, but the Company credits him or her with the equivalent of any cash dividends paid on the common stock and converts that amount into additional units. These DSUs are comparable with those awarded under some circumstances to the Company’s non-employee directors, as described on page 11 under the heading “Compensation of Directors.” The Compensation Committee awarded the DSUs shown in this table under two plans described below.

•	Long-Term Performance Plan. This plan was terminated December 31, 2005 and was replaced with the LTEIP described on page 27. Prior to December 31, 2005, each Named Executive Officer participating in the plan was permitted to elect to receive his or her individual award under the plan either in cash or in DSUs, but he or she must take DSUs for any additional award reflecting achievement in excess of the goals. The number of units in each award is 120% of the amount of the cash benefit subject to the deferral. Beginning in 2006, the LTEIP replaced the Long-Term Performance Plan and Deferred Award Plan.

•	Deferred Award Plan. This plan governs the deferral of other components of executive compensation, again in the form of DSUs. First, under the Company’s AIP, any amount earned in excess of the target incentive award must be paid in the form of DSUs. Second, if the Internal Revenue Code does not permit the Company to take a tax deduction for a particular cash bonus payment, deferral of that payment is mandatory. In both cases, the plan provides that the executive will receive DSUs equivalent in value to 120% of the portion of his or her incentive award which is subject to deferral. Third, if a contribution the Company makes under the 401(k) Savings Plan for the benefit of a particular executive would exceed the limit imposed by the Employee Retirement Income Security Act (“ERISA”), then the Company makes only the allowable contribution to the executive’s account and converts the balance into DSUs. In the latter case the Company’s Excess ERISA Plan provides for income taxes on the disallowed portion by awarding DSUs equivalent to 140% of the amount by which the contribution would have exceeded the allowable limit.

In a case of financial hardship, the Compensation Committee has discretion to make an early distribution from an executive’s account. The distribution in an appropriate case will be the minimum number of shares of the common stock sufficient to cover the hardship. The Compensation Committee also has discretion to revoke any award made under these incentive plans if an executive competes against the Company or discloses confidential information.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Aggregate
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Balance at Last FYE
Name	a(1)	b(2)	c(3)	d(4)	e(5)
David J. Shea	$0	$36,400	$12,883	$0	$1,048,027

John J. Walker	$0	$6,160	$0	$0	$0

William P. Penders	$0	$8,311	$1,778	$0	$146,643

Susan W. Cummiskey	$0	$10,250	$5,643	$0	$457,917

Scott L. Spitzer	$0	$9,144	$393	$0	$34,038

Notes:

1)	This column was intentionally left blank.

2)	This amount reflects the ERISA excess benefit which was also reported in the All Other Compensation column of the Summary Compensation Table on page 31.

3)	This amount reflects the dividends credited to the DSUs.

4)	This column reflects withdrawals and distributions to employees who have left the Company.

5)	This amount reflects the full number of DSUs credited to each Named Executive Officer. The market value of shares that have not vested was determined by applying a per-share price equal to the closing price of the stock on the last trading day of 2007, which was $17.60.

Termination Protection Agreements

The Company’s continuing Named Executive Officers are entitled to certain payments 1) upon a change in control of the Company and 2) upon termination following a change in control of the Company. These payments are provided for under the TPAs, and as specified in the Company’s 1999 Incentive Compensation Plan and accompanying award agreements.

The TPAs provide certain severance and other benefits if a covered executive’s employment is terminated by the Company at any time within two years and six months following a change in control event without cause, or by the executive for “good reason.”

A change in control is generally defined in the TPA and in the 1999 Incentive Compensation Plan as any of the following:

•	a change in the composition of the Board of Directors such that the Board prior to such change in composition would no longer constitute at least a majority of the Board following the change in composition;

•	a determination of the Board of Directors in conjunction with the acquisition by any person of 10% or more of the voting power of the Company’s outstanding securities;

•	any person becoming a beneficial owner of 33% or more of the voting power of the Company’s outstanding securities; or

•	approval by the stockholders of the Company of the sale, liquidation or merger of the Company.

Good reason is generally defined as a diminution in the executives titles, duties, responsibilities, status or reporting relationship, the removal from or failure to re-elect to any positions held prior to the change in control, a reduction in base salary or target annual incentive award, a material reduction in employee or fringe benefits, or a change in place of employment to a location outside the New York metropolitan area.

Benefits provided under the TPAs include the following:

•	Two times the sum of the executive’s base salary and target annual incentive award;

•	A pro rata target incentive award based on the portion of the plan year or performance cycle worked prior to the termination date;

•	An additional one year of service and age under any of the Company’s pension plans;

•	Continuation of welfare (medical, dental, life insurance, disability insurance, and accidental death and dismemberment insurance) benefits for a period of up to two years (less if the executive commences full-time employment within the two year period); and

•	An additional amount to cover the payment by the executive of any excise taxes as well as any income and employment taxes on the additional amount.

The TPAs also provide for the immediate lapsing of exercise restrictions on outstanding stock options and of restrictions on sale of restricted stock or RSUs as of the date of a change in control.

In addition, the Company’s 1999 Incentive Compensation Plan and relevant award agreements provide for:

•	Immediate lapsing of exercise restrictions on outstanding stock options upon a change in control;

•	Immediate lapsing of restrictions on sale of restricted shares; and

•	A determination that, for any awards subject to performance conditions, the performance conditions will be deemed to be met.

Potential Payments Upon Termination After Change in Control

The following table shows the potential payments or other benefits upon termination after change in control for the Company’s Named Executive Officers as of December 31, 2007:

		David J.	John J.	William P.	Susan W.	Scott L.
	Totals	Shea	Walker	Penders	Cummiskey	Spitzer
Contingent Payments
Severance (base and bonus)	$6,823,400	$2,530,000	$1,105,500	$1,277,500	$982,400	$928,000
Continuation of Health & Welfare Benefits	$148,248	$33,591	$8,866	$33,956	$37,618	$34,217
Outplacement Services (1)	$682,340	$253,000	$110,550	$127,750	$98,240	$92,800
Total Contingent Payments	$7,653,988	$2,816,591	$1,224,916	$1,439,206	$1,118,258	$1,055,017
Cash Out Value of Unvested Awards
Stock Options	$724,916	$347,158	$100,689	$111,789	$82,640	$82,640
Restricted Stock	$393,079	$234,678	$0	$41,067	$0	$117,334
2007 LTEIP award settlement(2)	$8,976,000	$3,520,000	$1,232,000	$2,112,000	$1,056,000	$1,056,000
Total Contingent Equity Awards	$10,093,995	$4,101,836	$1,332,689	$2,264,856	$1,138,640	$1,255,974
Value of Tax Gross Up Payment to Executive	$9,178,070	$3,628,716	$1,386,713	$1,897,167	$1,132,099	$1,133,375
Defined Benefit Pension Lump Sum Payment	$10,242,411	$4,436,127	$570,669	$1,668,497	$2,029,390	$1,537,728
Total Value of Separation Payments	$37,168,464	$14,983,270	$4,514,987	$7,269,726	$5,418,387	$4,982,094

Notes:

(1)	Data represents the maximum aggregate amount as allowed by the Termination Protection Agreement. Maximum allowance amount was used for determining the value of the tax gross-up payment to executives and may therefore overstate these values.
(2)	Settlement of all executive’s LTEIP awards was made in March 2008.

Cash Out Value of Acceleration of Equity Value on Change in Control

The following table provides the amounts payable to the Named Executive Officers due to the acceleration of vesting and/or payment of stock options, restricted stock grants, RSUs under the LTEIP and SERP:

		David J.	John J.	William P.	Susan W.	Scott L.
	Totals	Shea	Walker	Penders	Cummiskey	Spitzer
Contingent Payments
Cash Out Value of Unvested Awards
Stock Options	$724,916	$347,158	$100,689	$111,789	$82,640	$82,640
Restricted Stock	$393,079	$234,678	$0	$41,067	$0	$117,334
2007 LTEIP award settlement(1)	$8,976,000	$3,520,000	$1,232,000	$2,112,000	$1,056,000	$1,056,000
Total Contingent Equity Awards	$10,093,995	$4,101,836	$1,332,689	$2,264,856	$1,138,640	$1,255,974
Value of Gross Up Payment to Executive	$3,881,535	$1,581,302	$558,225	$925,431	$386,079	$430,498
Defined Benefit Pension Lump Sum Payment	$1,665,771	$743,364	$236,197	$0	$686,210	$0
Total Value of Separation Payments	$15,641,301	$6,426,502	$2,127,111	$3,190,287	$2,210,929	$1,686,472

Notes:

(1)	Settlement of all executive’s LTEIP awards was made in March 2008.

Certain Relationships and Related Transactions

The Company has a consulting agreement with Mr. Crosetto, a director nominee and former President of the Company. For more information, see “Compensation of directors” on page 11.

The Company has adopted a Related Party Transactions Policy which includes procedures for the review, approval and ratification of certain related party transactions. A copy of the Related Party Transactions Policy is available on our website (www.bowne.com). Under the policy, each related party transaction, and any material amendment or modification to a related party transaction, are reviewed and approved or ratified by the Nominating and Corporate Governance Committee, or, alternatively by any other committee of the Board of Directors composed solely of independent directors who are disinterested, or by the disinterested members of the Board of Directors. For any employment relationship or transaction involving an executive officer, any related compensation must be approved by the Compensation Committee, or approved by the Board of Directors upon the recommendation of the Compensation Committee for its approval. A related party must disclose to the General Counsel any proposed related party transaction of which that person is aware and disclose all material facts with respect thereto. The General Counsel will communicate such information to the Board and its committees in accordance with this policy.

Other Information

Proposals and nominations by stockholders.  Any stockholder may ask the Company to consider including a proposal in our proxy statement for the Annual Meeting in the year 2009. The proposal may be the nomination of a candidate for the Board of Directors, a by-law amendment or any other matter that is proper, under Delaware law. The Company will consider these proposals for inclusion in the Company’s proxy materials for the Annual Meeting in the year 2009 only if they reach our executive offices by December 12, 2008, as further described below.

A stockholder’s proposal must be in writing and must identify the proposer. In accordance with the Company’s By-laws, a stockholder proposal must be received by the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the Company’s previous annual meeting. If the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of the Company’s previous annual meeting, stockholder proposals must be received no later than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals received after the time limit described above will be considered untimely. The nomination of a director candidate must also include written consent by the nominee that he or she will serve, if elected, as well as the information about both the candidate and the proposer which the rules and regulations of the Securities and Exchange Commission or the Exchange would require in a proxy statement relating to the election of that candidate.

All proposals and nominations should be addressed to our executive offices at 55 Water Street, New York, NY 10041, marked to the attention of Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary.

The Company has no notice that any stockholder will offer a nomination, by-law amendment or other proposal at the 2007 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance.  The Company believes that during fiscal year 2007 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Act of 1934 were timely filed.

About Form 10-K.  The Company files an annual report on Form 10-K every year with the Securities and Exchange Commission. By regular mail or by posting on the Company’s website (www.bowne.com) we have delivered to each stockholder a copy of that report for the fiscal year ended December 31, 2007. Anyone may request a copy of the latest Form 10-K by writing to Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary, Bowne & Co., Inc., 55 Water Street, New York, NY 10041; or by e-mail to scott.spitzer@bowne.com.

Directions to 55 Water Street

New York, New York 10041

●	By subway, take the 4 or 5 to the Bowling Green stop;
Take the 1 to the South Ferry stop;
Take the 2 or 3 to the Wall Street stop;
Take the J, M or Z to the Broad Street stop; or
Take the R or W to the Whitehall Street stop.

●	By bus, take the M15 down Second Avenue.

●	For cars, there is a parking facility in the building with entrances on South Street and Old Slip.

Please bring your admission ticket and a picture identification.

Bowne & Co., Inc. 55 Water Street New York, NY 10041 212.924.5500 www.bowne.com This Proxy Statement was produced using digital print technology at Bowne’s facility in West Caldwell, New Jersey.

BOWNE & CO., INC.
Annual Meeting of Stockholders
Thursday, May 22, 2008
YOUR VOTING INSTRUCTIONS CARD IS ATTACHED BELOW.

You may vote by Internet, by telephone (United States only) or by conventional mail.

Please read the other side of this card carefully for instructions.

However you decide to vote, your representation

at the Annual Meeting of Stockholders is important to Bowne.

Your vote is solicited on behalf of the Board of Directors.
        Revoking any prior appointment, the person signing this card appoints David J. Shea and Scott L. Spitzer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Stockholders of Bowne & Co., Inc. to be held at the offices of the Company, 55 Water Street, New York, New York, on Thursday, May 22, 2008, beginning at 10:00 A.M. (local time), and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present. In the case of shares owned beneficially through the Bowne Employees’ 401(k) Savings Plan or Global Employee Stock Purchase Plan, the participant signing this card instructs the plan trustees and their proxies to vote with respect to the number of shares held for his or her account.
        The shares covered by these instructions, when properly executed, will be voted in accordance with recommendations by the Board of Directors and with the discretion of the named proxies on any other business that may properly come before the meeting, unless instructions to the contrary are indicated on the reverse side.
        The person signing acknowledges receipt of a copy of the proxy statement relating to the Annual Meeting.

BOWNE & CO., INC.
P.O. Box 11191
(Continued, and to be dated and signed, on the other side)	New York, N.Y. 10203-0191

To Vote by
TELEPHONE
1-866-580-9477
•	Use any touch tone telephone in the United States.

•	Have your Proxy Form in hand.

•	Enter the Control Number located in the box below.

•	Follow the simple recorded instructions.

OR

To Vote by
INTERNET
http://www.eproxy.com/bne
•	Go to the website address listed above.

•	Have your Proxy Form in hand.

•	Enter the Control Number located in the box below.

•	Follow the simple instructions.

OR

To Vote by
MAIL
•	Mark, sign and date your Proxy Card.

•	Detach card from Proxy Form.

•	Return the card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy. If you are outside of the United States, please vote by the Internet or mail back your proxy card promptly.

1-866-580-9477
CALL TOLL-FREE TO VOTE

CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING
If you consented to receive proxy materials via the Internet
Bowne’s Proxy Statement and Annual Report are
available on Bowne’s website at: www.bowne.com

 ☐
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

☒
Votes must be indicated
(x) in Black or Blue ink.

1.	Election of Class III Directors Nominees: 01-P.E. Kucera; 02-H.M. Schwarz; 03-D.J. Shea

FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Approval of the Appointment of KPMG, LLP as Company Auditors.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.

Date	Share Owner sign here	Co-Owner sign here